                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant                              [X]

Filed by a Party other than the Registrant           [_]

Check the appropriate box:

[_] Preliminary Proxy Statement                      [_] Confidential, For Use of the Commission Only
[X] Definitive Proxy Statements                          (as permitted by Rule 14a-6(e)(2))
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            PRECISION SYSTEMS, INC.
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

===============================================================================================================
                                           Aggregate                       Maximum
                                           Number of          Per Unit     Aggregate      Total Fee
 Title of Each Class of Securities         Securities         Price/(1)/    Value/(2)/       Paid
---------------------------------------------------------------------------------------------------------------
Common Stock......................         17,886,787          $1.00       $ 31,309,542     $ 6,262
Series A Preferred Stock                       10,000         $580.00
Series B Preferred Stock                        4,500        $1,000.00
Options to purchase Common Stock            1,167,224          $1.00
---------------------------------------------------------------------------------------------------------------
   Total..........................                                                          $ 6,262
===============================================================================================================

/(1)/ The Per Unit Price has been calculated in accordance with Exchange Act Rule 0-11(c)(1).

/(2)/ The Maximum Aggregate Value includes dividends and interest thereon for each share of Series A and Series B Preferred Stock and the difference between $1.00 and the exercise price per Option to purchase Common Stock.

[X]    Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount previously paid:_____________________________________________
       (2)  Form, Schedule or Registration Statement No.:_______________________
       (3)  Filing Party:_______________________________________________________
       (4)  Date Filed:_________________________________________________________

                               Precision Systems



                                                            June 4, 1999
Dear Stockholder:

     You are cordially invited to attend a special meeting of stockholders of Precision Systems, Inc., a Delaware corporation, to be held on July 9, 1999, at 10:00 a.m. local time, at 11800 30th Court North, St. Petersburg, Florida 33716.

     At the special meeting, you will be asked to consider and vote upon several proposals affecting the business and structure of Precision, including the proposed acquisition of Precision by Anschutz Digital Media, Inc. ("Anschutz") through a merger with a subsidiary of Anschutz.

Merger Agreement

     In 1997, 1998 and early 1999, Precision experienced significant cash flow difficulties and beginning in early 1997, attempted to raise additional working capital through the sale of securities and the sale of a part of its business. During this period, Precision's three largest stockholders provided working capital financing, but the funding provided by these parties was insufficient to meet Precision's working capital requirements. In March 1998, Precision began negotiations with Speer Communications Holdings Limited Partnership and its related entities ("Speer") regarding a business combination and later entered into a Contribution and Share Exchange Agreement with Speer (together with the related agreements entered into in connection with the agreement, the "Contribution Agreement"). The Contribution Agreement provided for a significant cash and asset contribution from Speer and certain of its affiliates to Precision in exchange for shares of common stock of Precision.

     Completion of the Contribution Agreement was delayed pending SEC review of Precision's Proxy Statement beyond the date that either party could terminate the agreement. On February 15, 1999, Speer terminated the Contribution Agreement and announced that it had agreed to sell all of its assets, including all Precision stock held by RMS Limited Partnership ("RMS") to Anschutz. As a result, Precision began negotiations with Anschutz regarding a plan of merger and entered into an Agreement and Plan of Merger with Anschutz on March 15, 1999. The merger agreement provides that Anschutz acquire 100 percent of Precision's common stock in a transaction wherein Precision would be merged with a subsidiary of Anschutz, and holders of Precision's common stock would receive $1.00 per share in cash. In addition, the merger agreement provides for the repayment by Anschutz of all shareholder debt and associated accrued interest.

     Under the merger agreement, Precision's preferred stock will be converted into the right to receive an amount equal to its liquidation preference, plus all accumulated but unpaid dividends and any accrued interest thereon. Each share of Series A Preferred Stock will be converted into the right to receive $580.00 plus all accumulated but unpaid dividends and any accrued interest on these unpaid dividends, and each share of Series B Preferred Stock will be converted into the right to receive $1,000.00 plus all accumulated but unpaid dividends and any accrued interest on these unpaid dividends, through the date the merger becomes effective. If the effective time of the merger took place on July 12, 1999, the total payment per share of Series A Preferred Stock would be $806.91 and the total payment per share of Series B Preferred Stock would be $1,196.09. The merger agreement also requires Anschutz to assume the $5,000,000 line of credit previously extended to Precision by Speer, providing Precision with available borrowings of $1,250,000 to be extended by Anschutz on or before the closing of the merger.

     As a result of the merger agreement, Precision will become a wholly-owned subsidiary of Anschutz. We cannot complete the merger unless the stockholders of Precision approve the merger. A copy of the merger agreement is attached as Appendix A to this Proxy Statement.

     The Board of Directors of Precision has approved the merger and unanimously recommends that you vote in favor of approving the merger agreement.

     It is important that your shares of common stock be represented at the special meeting to ensure the presence of a quorum. I hope that you will be able to attend the meeting. However, whether or not you plan to attend the meeting, please indicate your vote, sign, date and return the enclosed proxy card promptly. A prepaid envelope is provided for this purpose. Your shares of common stock will be voted at the meeting in accordance with your proxy, if given. However, any stockholder may revoke his or her proxy at any time before the special meeting by submitting to the Secretary of Precision a subsequently dated proxy or by attending the special meeting and voting in person.

                              Sincerely,

                              /s/ Kenneth M. Clinebell

                              Kenneth M. Clinebell
                              Interim Chief Executive Officer, Chief
                              Financial Officer, Treasurer and Secretary

                               Precision Systems



                  NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 9, 1999


To the Stockholders of Precision Systems, Inc.:

         NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Precision Systems, Inc., a Delaware corporation will be held at 11800 30th Court North, St. Petersburg, Florida 33716 at 10:00 a.m., local time, on July 9, 1999, to consider and act upon:

         1. A proposal to approve and adopt an Agreement and Plan of Merger dated as of March 15, 1999, as amended, by and among Precision, Anschutz Digital Media, Inc. and its wholly-owned subsidiary, PS Acquisitions, Inc.

         2. Such other matters as may properly come before the special meeting.

         The merger agreement provides that each share of Precision common stock will be converted into the right to receive $1.00 in cash without interest. In addition, each share of preferred stock will be converted into the right to receive an amount equal to its liquidation preference, plus all accumulated but unpaid dividends and any accrued interest thereon.

         Holders of Precision common stock who do not wish to accept the cash payable under the merger agreement and who properly demand appraisal under the Delaware General Corporation Law will have the right to have the fair value of their shares determined by the Delaware Chancery Court. This appraisal right is subject to a number of restrictions and technical requirements described in the accompanying Proxy Statement. Holders of Precision preferred stock are also entitled to appraisal rights, and therefore will receive this Proxy Statement. Preferred shareholders, however, will not be entitled to vote on the merger proposal.

         The merger cannot occur unless the holders of a majority of the shares of Precision common stock vote FOR approval of the merger at the special meeting. Anschutz, which holds approximately 13.5% of the outstanding shares of common stock, has indicated that it will vote all of its shares in favor of approval of the merger.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF AND ADOPT AND APPROVE THE MERGER AGREEMENT.

         We urge you to review carefully the Proxy Statement and accompanying appendices, including the discussions concerning the Board of Director's reasons for making its recommendations and factors which you should carefully consider before voting.

         Only holders of record of Precision common stock on the close of business on May 28, 1999, are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. A list of these stockholders will be available for inspection at the executive offices of Precision for the ten days immediately before the special meeting.

         Whether or not you plan to attend the special meeting, we urge you to complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided. If you attend the special meeting and wish to vote in person, your proxy will not be used. If your shares are held of record by a broker, bank or other nominee and you wish to attend the special meeting and vote in person, you must obtain a letter from the record holder confirming your beneficial ownership of the shares and bring it to the meeting. You also must obtain from the record holder a proxy issued in your name.

                                        By Order of the Board of Directors



                                        /s/ Kenneth M. Clinebell

                                        Kenneth M. Clinebell
                                        Secretary


St. Petersburg, Florida
June 4, 1999

                               Precision Systems

                                PROXY STATEMENT

            SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JULY 9, 1999

General

     This Proxy Statement is being furnished to stockholders and is solicited on behalf of the Board of Directors of Precision Systems, Inc., a Delaware corporation, for use at the special meeting of stockholders to be held on July 9, 1999, at 10:00 a.m. local time at its principal executive offices, and at any adjournments or postponements thereof. Only holders of Precision common stock of record on May 28, 1999, will be entitled to vote at that meeting. On May 28, 1999, Precision had 17,949,284 shares of common stock issued and outstanding.

     Precision's principal executive offices are located at 11800 30th Court North, St. Petersburg, Florida 33716. The approximate date on which the Proxy Statement, the Notice of Special Meeting of Stockholders, and the accompanying proxy are first being sent to stockholders is June 4, 1999.

     Representatives from Precision's independent accountants,
PricewaterhouseCoopers, LLP, will be present at the meeting and will be available to respond to appropriate questions and make statements as they may desire.

Merger Agreement

     In 1997, 1998 and early 1999, Precision experienced significant cash flow difficulties and starting in early 1997, attempted to raise additional working capital through the sale of securities and the sale of a part of its business. During this period, Precision's three largest stockholders provided working capital financing, but the funding provided by these parties was insufficient to meet Precision's working capital requirements. In March 1998, Precision began negotiations with Speer Communications Holdings Limited Partnership and its related entities ("Speer") regarding a business combination and subsequently entered into a Contribution and Share Exchange Agreement with Speer (together with the related agreements entered into in connection with the agreement, the "Contribution Agreement"). The Contribution Agreement provided for a significant cash and asset contribution from Speer and certain of its affiliates to Precision in exchange for shares of Precision common stock.

     Completion of the Contribution Agreement was delayed pending SEC review of Precision's Proxy Statement beyond the date that either party could terminate the agreement. On February 15, 1999, Speer terminated the Contribution Agreement and announced that it had agreed to sell all of its assets, including all Precision stock held by RMS Limited Partnership ("RMS") to Anschutz Digital Media, Inc. ("Anschutz"). As a result, Precision began negotiations with Anschutz regarding a plan of merger and entered into an Agreement and Plan of Merger with Anschutz on March 15, 1999. The merger agreement provides for the acquisition of 100 percent of Precision's common stock by Anschutz and that Precision merge with a subsidiary of Anschutz. Holders of Precision's common stock will receive $1.00 per share in cash. In addition, the merger agreement provides for the repayment by Anschutz of all shareholder debt and associated accrued interest.

     Under the merger agreement, Precision's preferred stock will be converted into the right to receive an amount equal to its liquidation preference, plus all accumulated but unpaid dividends and any accrued interest thereon. Each share of Series A Preferred Stock will be converted into the right to receive $580.00 plus all accumulated but unpaid dividends and any accrued interest on these unpaid dividends, and each share of Series B Preferred Stock will be converted into the right to receive $1,000.00 plus all accumulated but unpaid dividends and any accrued interest on these unpaid dividends, through the date the merger becomes effective. If the effective time of the merger took place on July 12, 1999, the total payment per share of Series A Preferred Stock would be $806.91 and the total payment per share of Series B Preferred Stock would be $1,196.09. The merger agreement also requires Anschutz to assume the $5,000,000 line of credit previously extended to Precision by Speer, providing

Precision with available borrowings of $1,250,000 to be extended by Anschutz on or before the closing of the merger.

     As a result of the merger agreement, Precision will become a wholly-owned subsidiary of Anschutz. The Board of Directors of Precision has approved the merger and unanimously recommends that you vote in favor of approving the merger agreement.

     The failure to complete the merger may require, in certain circumstances, the payment of a breakup fee to Anschutz.

Voting

     Precision's Amended and Restated Certificate of Incorporation provides that the holders of Class A and Class B common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. During July 1996, RMS, the sole owner of Precision's Class B common stock, elected to convert all of its Class B common stock into an equal number of shares of Precision's Class A common stock in accordance with the provisions of Precision's Amended and Restated Certificate of Incorporation. The Class B common stock was retired and is not subject to reissue. As a consequence of the conversion, all of Precision's common stock outstanding or eligible to be issued under Precision's Amended and Restated Certificate of Incorporation now votes as a single class on a one vote per share basis on all matters submitted to stockholders.

     Each share of common stock entitles its holder to one vote on the merger proposal at the special meeting. Holders of shares of Precision preferred stock are not entitled to vote on the merger proposal. The presence at the special meeting, either in person or by proxy, of the holders of a majority of the outstanding voting shares on the record date is necessary to constitute a quorum for the transaction of business. The affirmative vote of the holders of a majority of the outstanding shares of Precision common stock is required to approve the merger. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and have the same legal effect as a vote against a particular proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     If sufficient votes in favor of the merger proposal are not received by the date of the special meeting, the person(s) named as proxies may propose one or more adjournments of the special meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the special meeting. The persons named as proxies will vote in favor of this adjournment.

Revocability of Proxies

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of Precision an instrument of revocation or by the presentation at the meeting of a duly executed proxy bearing a later date. It also may be revoked by attendance at the meeting and voting in person.

Solicitation

     This Proxy Statement and the accompanying forms of proxy are first being mailed to stockholders on or about June 4, 1999. In addition to solicitation of the proxies by use of the mails, some of the officers and regular employees of Precision, without extra remuneration, may solicit proxies personally or by telephone, telegraph, cable, facsimile or electronic mail.

     Expenses incurred in connection with the solicitation of proxies will be paid by Precision. Upon request, Precision will reimburse brokers, dealers, and banks or their nominees, for reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of shares. Solicitation of proxies will be made principally by mail.

     A copy of the merger agreement is attached as Appendix A to the Proxy Statement and is incorporated herein by reference. THE MEMBERS OF THE BOARD OF DIRECTORS OF PRECISION HAVE APPROVED THE MERGER. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE MERGER AGREEMENT.

     Whether or not you plan to attend the special meeting, please sign, date and return the enclosed proxy in the reply envelope provided. No postage is necessary if mailed within the United States. The prompt return of your proxy will assist us in preparing for the special meeting. Any stockholder who attends the special meeting may revoke his or her proxy by written notice to the Secretary of Precision, or by submitting to the Secretary of Precision a subsequently dated proxy or by attending the special meeting and voting in person.

     Precision's principal executive offices are located at 11800 30th Court North, St. Petersburg, Florida 33716. The telephone number at such address is
(727) 572-9300.

               The date of this Proxy Statement is June 4, 1999

                     REFERENCES TO ADDITIONAL INFORMATION

     This Proxy Statement incorporates important business and financial information about Precision from documents that previously have been filed with the SEC but have not been included with this Proxy Statement. If you write or call us, we will send you these documents, excluding exhibits unless the exhibit is specifically incorporated by reference as an exhibit in this Proxy Statement, without charge. You can contact us at Precision Systems, Inc., 11800 30th Court North, St. Petersburg, Florida 33716, Attention: Investor Relations (tel. (727) 572-9300).

     In order to ensure timely delivery of the documents, any request should be made by July 2, 1999. We will mail the documents to you by first class mail, or another equally prompt means, by the next business day after we receive your request.

     See "INFORMATION CONCERNING THE COMPANY," "WHERE YOU CAN FIND MORE INFORMATION" and "INCORPORATION OF DOCUMENTS BY REFERENCE" for more information about Precision or the documents referred to in this Proxy Statement.

                          FORWARD-LOOKING STATEMENTS

     Certain statements, estimates, predictions and projections contained in this Proxy Statement under the captions "SUMMARY" and "INFORMATION CONCERNING THE COMPANY" in addition to certain statements contained elsewhere in this Proxy Statement, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are prospective, involving risks and uncertainties. While these forward-looking statements, and any assumptions on which they are based, are made in good faith and reflect Precision's current judgment regarding the direction of its respective business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Some important factors, but not necessarily all factors, that could affect Precision's revenues, growth strategies, future profitability and operation results, or that otherwise could cause actual results to differ materially from those expressed in or implied by any forward-looking statement include those inherent generally in the voice processing and call processing industries, such as product demand, pricing, market acceptance, reliance on significant customers, intellectual property rights, risks in product and technology developments, and other risk factors detailed in the documents incorporated herein by reference. Stockholders are urged to carefully consider these factors in connection with the forward-looking statements. Precision does not undertake to release publicly any revisions to forward-looking statements that may be made to reflect events or circumstances after the date of this Proxy Statement or to reflect the occurrence of unanticipated events.

                               TABLE OF CONTENTS

SUMMARY....................................................................   1

   Date, Time and Place....................................................   1
   Purpose of the Special Meeting..........................................   1
   Record Date and Votes Required..........................................   1
   Purpose, Structure and Effects of the Merger............................   1
   Appraisal Rights........................................................   2
   Stock Options and Warrants..............................................   2
   Recommendations of the Special Committee and the Board of Directors.....   2
   Reasons for the Merger..................................................   2
   Opinion of Precision's Financial Advisors...............................   3
   Interests of Certain Persons in the Merger..............................   3
   Conditions to the Merger................................................   4
   Regulatory Approvals....................................................   5
   Expenses and Termination Fees...........................................   5
   Federal Income Tax Consequences.........................................   6
   Selected Historical and Unaudited Pro Forma Financial Information.......   6

THE SPECIAL MEETING........................................................   7

   Date, Time and Place....................................................   7
   Purpose of the Special Meeting..........................................   7
   Record Date and Votes Required..........................................   7
   Proxies.................................................................   7

THE MERGER.................................................................   8

   The Companies...........................................................   8
      Precision............................................................   8
      Anschutz.............................................................   8
      PS Acquisitions, Inc.................................................   8
   Background of the Merger................................................   8
   Reasons for the Merger; Recommendation of the Board.....................  11
   Opinions of Financial Advisors..........................................  12
      Finley Colmer........................................................  12
      William Blair........................................................  14
   Interests of Certain Persons in the Merger..............................  16
   Regulatory Approvals....................................................  17
   Federal Income Tax Consequences.........................................  17

THE MERGER AGREEMENT.......................................................  19

   Structure and Effective Time............................................  19
   Merger Consideration....................................................  19
   Exchange and Payment Procedures.........................................  20
   Representations and Warranties..........................................  20
   Additional Agreements; No Solicitation..................................  20
   Conduct of Business Before the Effective Time...........................  21
   Conditions to the Merger................................................  22
   Termination of the Merger Agreement.....................................  22
   Termination Fees........................................................  23

APPRAISAL RIGHTS...........................................................  24

OTHER PROPOSALS............................................................  25

INFORMATION CONCERNING THE COMPANY.........................................  26

   Business of Precision...................................................  26
   Properties..............................................................  26
   Legal Proceedings.......................................................  26
   Market Price Information, Dividends and Related Stockholder Matters.....  26
   Selected Financial Data.................................................  26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............  28

SHAREHOLDER PROPOSALS......................................................  30

WHERE YOU CAN FIND MORE INFORMATION........................................  30

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................  30

Appendix A - Agreement and Plan of Merger...............................................  A-1
Appendix B - Opinion of William Blair & Company, L.L.C..................................  B-1
Appendix C - Report of Finley, Colmer and Company.......................................  C-1
Appendix D - Section 262 of the Delaware General Corporation Law - Appraisal Rights.....  D-1

                                    SUMMARY

     The following is only intended to highlight selected information contained elsewhere in this Proxy Statement and may not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information contained herein. Stockholders are urged to read this entire Proxy Statement carefully, including the merger agreement and other documents attached as Appendices to the Proxy Statement.

Date, Time and Place (see page 7)

     The special meeting will be held on July 9, 1999, at 10:00 a.m. local time, at Precision's corporate offices at 11800 30th Court North, St. Petersburg, Florida 33716.

Purpose of the Special Meeting (see page 7)

     At the special meeting you will be asked to consider and vote upon the following:

     . a proposal to approve and adopt an Agreement and Plan of Merger dated as of March 15, 1999 by and among Precision, Anschutz Digital Media, Inc. and its wholly-owned subsidiary, PS Acquisitions, Inc. (collectively "Anschutz"); and

     .    such other matters as may properly come before the special meeting.

Record Date and Votes Required (see page 7)

     Holders of record of common stock at the close of business on May 28, 1999, will be entitled to notice of and to vote at the special meeting. At the close of business on May 28, 1999, 17,949,284 shares of common stock were issued and outstanding. Each outstanding share of common stock is entitled to one vote at the special meeting. Holders of Precision preferred stock are not entitled to vote.

     Adoption of the merger agreement requires the affirmative vote by the holders of a majority of the outstanding shares of common stock.

     Anschutz, following the purchase of Precision stock held by RMS, owns 2,415,945 shares (approximately 13.5%) of the outstanding common stock of Precision and intends to vote these shares in favor of adoption of the merger agreement.

Purpose, Structure and Effects of the Merger (see page 19)

     Upon the terms and subject to the conditions of the merger agreement, PS Acquisitions, Inc., a wholly-owned subsidiary of Anschutz, will be merged with and into Precision, with Precision surviving as a wholly-owned subsidiary of Anschutz. The principal executive officers of Anschutz are located at 555 Seventeenth Street, Suite 240, Denver, Colorado, and the telephone number is
(303) 298-1000.

     Precision presently expects that the merger will become effective promptly after adoption of the merger agreement at the special meeting, which is scheduled to take place on July 9, 1999. However, certain conditions must be satisfied before completing the merger.

     At the effective time of the merger, each outstanding share of common stock, other than treasury shares, shares held by Anschutz or shares with respect to which appraisal rights are perfected, will be converted into the right to receive $1.00 in cash per share. The merger agreement also provides for the repayment by Anschutz of aggregate indebtedness of $4,585,184 as of July 12, 1999, for amounts loaned to Precision by holders of Precision's preferred stock, other than Anschutz, and associated accrued interest.

     Under the merger agreement, Precision's preferred stock will be converted into the right to receive an amount equal to its liquidation preference, plus all accumulated but unpaid dividends and any accrued interest thereon. Each share of Series A Preferred Stock will be converted into the right to receive $580.00 plus all accumulated but unpaid dividends and any accrued interest on these unpaid dividends, and each share of Series B Preferred Stock will be converted into the right to receive $1,000.00 plus all accumulated but unpaid dividends and any accrued interest on these unpaid dividends, through the date the merger becomes effective. If the effective time of the merger took place on July 12, 1999, the total payment per share of Series A Preferred Stock would be $806.91 and the total payment per share of Series B Preferred Stock would be $1,196.09. The merger agreement also requires Anschutz to assume the $5,000,000 line of credit previously extended to Precision by Speer, providing Precision with available borrowings of $1,250,000 to be extended by Anschutz on or before the closing of the merger.

     Upon completion of the merger, each holder of certificates representing shares of common stock or preferred stock outstanding immediately before the effective time of the merger will, by surrendering those certificates to the exchange agent, be entitled to receive the amount of cash described above. The exchange agent will mail a letter of transmittal with instructions to all record holders of Precision stock as of the effective time for use in surrendering their certificates in exchange for this amount. You should not surrender your certificates until you have received the letter of transmittal and instructions.

Appraisal Rights (see page 24)

     Under Delaware law, holders of common stock who do not vote for adoption of the merger agreement and who comply with the other statutory requirements of the Delaware General Corporation Law, including filing a written demand for appraisal with Precision before the special meeting, may elect to receive, in cash, the judicially determined appraisal value of their shares of stock. Under certain circumstances, a stockholder may forfeit the right to appraisal, in which case such holder's shares will be treated as if they had been converted, as of the effective time, into a right to receive the consideration payable under the merger agreement in cash and without interest. Holders of Precision preferred stock are also entitled to appraisal rights, and therefore will receive this Proxy Statement. Preferred shareholders, however, will not be entitled to vote on the merger proposal.

Stock Options and Warrants (see page 19)

     Holders of options and warrants will receive the same cash payment as holders of common stock, subject to the exercise or purchase price per share for such option and warrant. Each outstanding option and warrant Precision has granted to purchase one share of Precision common stock will be converted into the right to receive $1.00 minus the exercise or purchase price per share in effect under the option or warrant.

     Because the purchase price for all issued and outstanding warrants to purchase Precision common stock is more than the amount to be paid under the merger agreement, these warrants will be canceled without payment at the time the merger becomes effective.

Recommendations of the Special Committee and the Board of Directors (see page
11)

     The Board of Directors, acting on the recommendation of a one-man Special Committee of the Board of Directors, has unanimously approved the merger and the merger agreement and recommends that you vote to adopt the merger and the merger agreement. The Board of Directors and the Special Committee believe that the merger is in the best interest of the stockholders and that the $1.00 per share price is fair to the stockholders.

Reasons for the Merger (see page 11)

     In reaching its conclusion, the Special Committee based its determination on a number of considerations, including the following:

     .    strategic alternatives available to Precision;

     . receipt of a written fairness opinion from William Blair & Company, L.L.C. ("William Blair") with respect to the merger consideration offered by Anschutz for the common stock;

     . the financial presentation and report from Finley, Colmer and Company ("Finley Colmer") to the effect that neither liquidation value nor reorganization value in a bankruptcy scenario would be sufficient to provide equity holders of Precision with any consideration;

     . Anschutz's assumption and agreement to defer payment of the $3,750,000 line of credit advanced by Speer and the similar deferment of the principal and interest due under loans from the principal stockholders of Precision;

     . comparison of historical and prospective market prices of Precision's common stock to the consideration to be received in the merger;

     . lack of adequate senior management to support the Chief Financial Officer after Precision's Chief Executive Officer resigned in August, 1998;

     . notification by The Nasdaq SmallCap Market that Precision no longer met the requirements to have its common stock listed on such market and that Precision's common stock would be delisted imminently; and

     . lack of alternative proposals or interest from third parties to merge with or acquire Precision.

Opinion of Precision's Financial Advisors (see page 12)

     William Blair delivered to the Board of Directors a written opinion, dated March 15, 1999, to the effect that, as of such date, the merger was fair, from a financial point of view, to the existing common stockholders other than Anschutz. The opinion does not constitute a recommendation as to how any Precision stockholder should vote with respect to the merger agreement. You should read the William Blair fairness opinion attached as Appendix B to this Proxy Statement in its entirety. Precision has agreed to pay William Blair certain fees in connection with the rendering of its opinion.

     Finley Colmer delivered to the Board of Directors a written report, dated March 12, 1999, to the effect that neither liquidation value nor reorganization value for Precision under a bankruptcy scenario would be sufficient to provide equity holders with any consideration. You should read the Finley Colmer report attached as Appendix C to this Proxy Statement in its entirety. Precision has agreed to pay Finley Colmer a fee in connection with the rendering of its opinion.

Interests of Certain Persons in the Merger (see page 16)

     In considering the recommendation of the Special Committee and the Board of Directors, you should be aware that certain directors of Precision have interests in the merger that are or may be different from your interests.

     In December 1997, the Compensation Committee of the Board of Directors approved a key executive severance agreement with Mr. Clinebell. The primary terms of the key executive severance agreement includes a lump sum payment of one year's base salary in the event of termination, as defined in the agreement, of the executive officer within one year following a change in control, other than for cause. The merger with Anschutz will constitute a change of control.

     Precision's Board of Directors has approved indemnification agreements for certain officers and directors that indemnify each of these persons to the fullest extent authorized or permitted by law against any and all expenses, judgments, fines, or amounts paid in settlement, arising in whole or in part from the performance of duties as officers or directors of Precision.

     Following execution of the merger agreement, Anschutz purchased all of RMS's interest in Precision. As a result, Anschutz owns 2,415,945 shares of common stock, representing approximately 13.5% of the outstanding common stock of Precision as of the date of this Proxy Statement, a promissory note of Precision in the principal amount of $2,000,000 plus interest, 10,000 shares of Series A Preferred Stock, plus all accumulated but unpaid dividends and any accrued interest thereon, 1,500 shares of Series B Preferred Stock, plus all accumulated but unpaid dividends and any accrued interest thereon, and warrants representing the right to purchase up to 425,000 shares of common stock of Precision. Under the merger agreement, all Precision stock and warrants to purchase Precision stock owned by Anschutz will be canceled at the effective time and no payment will be made for these shares.

     On February 16, 1999, Speer and Anschutz entered into an Asset Purchase Agreement whereby Anschutz agreed to purchase substantially all of Speer's assets, including RMS's interest in Precision. The sale of RMS's interest was conditioned, however, on Precision's Board of Directors approving a transaction between Precision and Anschutz. If the Precision Board of Directors did not approve the transaction with Anschutz, the assets transferred pursuant to the Asset Purchase Agreement would not include the Precision interests held by RMS. The purchase price to Speer would have been reduced by approximately $18 million in such a case.

     Francis R. Santangelo, a director of Precision, provides financial advice to certain affiliates of Speer. Mr. Santangelo has also acted as a consultant to Precision. In 1998 and 1999, Mr. Santangelo was not a paid consultant to Precision.

     Alta Investissements S.A. and Vulcan Ventures Incorporated each own 1,500 shares of Precision Series B Preferred Stock and promissory notes of Precision each in the principal amount of $2,000,000. At the effective time, each share of Series B Preferred Stock will be exchanged into the right to receive an amount equal to its liquidation preference, plus all accumulated but unpaid dividends and any accrued interest thereon. These holders of shares of Precision preferred stock will receive, as a result of the conversion under the merger agreement, the full amount of their investments in these shares plus all accumulated but unpaid dividends and any accrued interest thereon. In addition, Anschutz must have undertaken to cause the surviving corporation of the merger to pay off the preferred shareholder loans immediately after the closing as a condition to Precision's obligation to complete the merger. Ian M. Dalziel, a director of Precision, is affiliated with Alta Investissements S.A. and Bert Kolde, a director of Precision until February, 1999, is affiliated with Vulcan Ventures Incorporated.

     In addition to the fee paid to William Blair upon rendering its fairness opinion, Precision will also pay William Blair a fee of $250,000 if the merger with Anschutz is completed.

Conditions to the Merger (see page 22)

     Precision and Anschutz will not complete the merger unless a number of conditions are satisfied or, if permitted, waived. The conditions to both parties include:

     .    the adoption of the merger agreement by the stockholders of Precision;

     . the absence of any law, regulation or order making the merger illegal or prohibiting the merger;

     .    the receipt of all governmental and regulatory consents;

     . the representations and warranties of the other party must be true as of the date of the merger agreement and must be true in all material respects at the date of closing; and

     . the other party must have performed its obligations under the merger agreement in all material respects.

     In addition, Anschutz must have undertaken to cause the surviving corporation of the merger to pay off the preferred shareholder loans immediately after the closing as a condition to Precision's obligation to complete the merger.

     In the event that Precision's stockholders fail to approve the merger, it is the intention of the Board of Directors and the management to continue to operate Precision as described herein. If the merger is not completed, the stockholders should be aware that Precision's continuing operations will involve a number of risks including: historical losses which may continue or increase in the future, need for additional funds, reliance on key personnel, and competition within its industry. In addition, shares of Precision common stock are in the process of being de-listed from The Nasdaq SmallCap Market because Precision no longer meets the requirements for listing due to its financial difficulties. Once its shares of common stock are no longer listed, Precision will have more difficulty raising money through the sale of additional shares of common stock as the stock will no longer be as attractive to investors due to the reduction in the stock's liquidity.

Regulatory Approvals (see page 17)

     The completion of the merger is subject to the receipt of certain regulatory approvals, including the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act") and the rules and regulations thereunder. Precision and Anschutz filed the required information and material with the Department of Justice and the Federal Trade Commission on June 1, 1999. The waiting period under the HSR Act must have expired or received early termination before the merger can be completed.

Expenses and Termination Fees (see page 23)

     Precision and Anschutz will each pay its own fees, costs, and expenses in connection with the merger, other than the fee for filing under the HSR Act, which will be shared equally. Precision has agreed to pay to Anschutz a termination fee of $750,000, plus Anschutz's actual expenses of up to $250,000 in cash on demand if:

     . Anschutz terminates the merger agreement because the Precision Board of Directors has decided to enter into an agreement with another party, or has withdrawn its recommendation regarding the merger agreement because of the receipt of a superior transaction proposal;

     . Anschutz terminates the merger agreement because the Precision Board of Directors withdraws or adversely modifies its approval or recommendation of the merger;

     . Anschutz terminates the merger agreement because Precision has failed to call the special meeting or to mail the Proxy Statement to its stockholders on or before June 7, 1999, or has failed to include in the Proxy Statement the recommendation of the Precision Board of Directors;

     . Precision or Anschutz terminates the merger agreement because approval of the Precision stockholders is not obtained, there was a competing proposal pending from another party, and within 12 months after the termination, the transactions contemplated by the competing proposal are entered into, agreed to or completed by Precision; or

     . Anschutz terminates the merger agreement due to a breach of warranty, representation or covenant by Precision that is the result of bad faith or willful misconduct of Precision, if a competing acquisition is agreed to by Precision within six months of the termination with a party that Precision had contact with before the termination.

Federal Income Tax Consequences (see page 17)

     You may be taxed on your receipt of the consideration payable under the merger agreement, including through any exercise of appraisal rights, to the extent that the amount you receive exceeds your tax basis in your Precision stock. Because determining the tax consequences of the merger can be complicated, you should consult your own tax adviser in order to understand fully how the merger will affect you.

Selected Historical and Unaudited Pro Forma Financial Information (see page 26)

     The Selected Financial Data of Precision is set forth in "INFORMATION CONCERNING THE COMPANY - Selected Financial Data" of this Proxy Statement.

                              THE SPECIAL MEETING


Date, Time and Place

     The special meeting will be held on July 9, 1999 at 10:00 a.m. local time at Precision's corporate office at 11800 30th Court North, St. Petersburg, Florida 33716 and at any adjournments or postponements thereof.

Purpose of the Special Meeting

     At the special meeting, stockholders will be asked to:

     . to consider and vote upon a proposal to adopt the merger and the merger agreement between Precision and Anschutz; and

     . to transact such other business as may properly come before the special meeting.

Record Date and Votes Required

     The Board of Directors has fixed the close of business on May 28, 1999, as the record date for the determination of the holders of common stock entitled to notice of and to vote at the special meeting. A form of proxy is being provided to such stockholders with this Proxy Statement. For information with respect to the execution and the revocation of proxies, See "--Proxies." On the record date, there were 17,949,284 shares of common stock, which were held by approximately 5,203 holders of record, issued and outstanding. Each stockholder on May 28, 1999 is entitled to cast one vote per share at the special meeting, exercisable in person or by properly executed proxy. The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting, in person or by properly executed proxy, is necessary to constitute a quorum.

     Adoption of the merger agreement requires the affirmative vote by the holders of a majority of the outstanding shares of common stock. Precision's preferred stock has no voting rights with respect to adoption of the merger agreement.

     Anschutz, which holds approximately 13.5% of the outstanding shares of common stock, has indicated that it will vote all of its shares in favor of approval of the merger.

     As of the record date, directors and executive officers of Precision and their affiliates as a group held shares constituting 17.2 percent of the votes entitled to be cast by holders of Precision's common stock at the special meeting.

Proxies

     All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the special meeting in accordance with the directions on the proxies. A proxy may be revoked at any time before final tabulation of the votes at the special meeting. Stockholders may revoke proxies by written notice to the Secretary of Precision, by delivery of a proxy bearing a later date, or by personally appearing at the special meeting and casting a contrary vote. If no direction is indicated, the shares represented by properly executed proxies will be voted in favor of the merger agreement. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the special meeting. Management of Precision does not know of any other matters to be presented for action by stockholders at the special meeting.

                                  THE MERGER


The Companies

     Precision. Precision is a Delaware corporation headquartered in St. Petersburg, Florida. Precision's products are segmented into three main categories: (1) network-based telecommunications products, which include Lydian Enhanced Calling(TM) and Enhanced Toll-Free routing; (2) customer premises equipment products consisting of the VACCS(TM) suite of call center applications; and (3) service bureau transactional offerings that include Info-line/Lead Generator, Teleconferencing/Digital Playback, Dealer Locator, Tele-survey/Agent Testing, Credit Card Transactions, Polling, Fundraising, Broadcast Fax, Authorized Access/PIN Codes, and Voice Messaging/Agent Alert. Underlying all of Precision's products are telephony platforms that have three key components: applications, middleware, and hardware. Applications are software programs that provide specific product capabilities (such as prepaid calling features) from basic telephony building blocks provided by the middleware. The middleware is a software layer between the applications and the underlying computer operating system. The hardware and its associated operating system consist of non-proprietary products from third parties that are standard in the industry.

     Anschutz. Anschutz is an affiliate of the Anschutz Company whose operating divisions and wholly-owned subsidiaries engage in digital media production, transmission and storage, telecommunications, natural resources, transportation, real estate and sports entertainment businesses. The principal executive officers of Anschutz are located at 555 Seventeenth Street, Suite 240, Denver, Colorado, and the telephone number is (303) 298-1000.

     PS Acquisitions, Inc. PS Acquisitions, Inc. is a wholly-owned subsidiary of Anschutz formed by Anschutz to effect the merger with Precision. PS Acquisitions, Inc. has had no prior business, and upon completion of the merger, its separate corporate existence will cease.

Background of the Merger

     Precision has reported net losses in each of its last five fiscal years and its historical revenue and net loss activity has shown significant fluctuations due primarily to Precision's reliance on a limited customer base and the large amount of funds expended by Precision on research and development activities. At the time the merger agreement was approved by the Board of Directors, Precision had three stockholders, RMS, Vulcan Ventures Incorporated ("Vulcan") and Alta Investissements S.A. ("Alta") (collectively, the "Principal Stockholders") who beneficially owned in the aggregate approximately 44.6% of its common stock. See "INFORMATION CONCERNING THE COMPANY--Security Ownership of Certain Beneficial Owners and Management." Certain members of the Board of Directors are affiliated with these stockholders. Ian M. Dalziel is affiliated with Alta and Francis R. Santangelo provides services as a consultant to certain affiliates of RMS. See "--Interests of Certain Persons in the Merger." Vulcan has a right to nominate one director to the Board pursuant to certain contractual rights. This director was Mr. Kolde until his resignation from the Board in February 1999. Alta had a similar right to nominate one director to the Board but such right has terminated. Mr. Dalziel has been Alta's nominee to the Board. On the day after Precision executed the merger agreement, RMS sold all of its stock in Precision to Anschutz.

     During the fiscal year ended December 31, 1997, Precision completed two financings with the Principal Stockholders. In April 1997, the Principal Stockholders provided $4.5 million in financing to Precision in exchange for 4,500 shares of a new Series B Preferred Stock carrying a cumulative 8 percent dividend and convertible into common stock after December 31, 1998 at approximately $4.47 per share. In addition to the Series B Preferred Stock, each of the Principal Stockholders received a warrant to purchase 150,000 shares of common stock exercisable for a five-year period beginning April 1998 at an exercise price of approximately $6.09. Precision granted the Principal Stockholders registration and anti-dilution rights in connection with this transaction.

     On September 30, 1997, the Principal Stockholders provided an additional $6 million in financing to Precision in exchange for promissory notes of Precision. The notes mature on April 1, 1999, subsequently extended to August 1, 1999 as a result of the merger, and bear interest at 8 percent per annum payable on the maturity date.

In addition to the notes, each of the Principal Stockholders, or its affiliate, received a warrant to purchase 275,000 shares of common stock. The warrants are exercisable for a five-year period beginning October 1998 at $4.00 per share. Precision granted the Principal Stockholders registration rights with respect to the shares of common stock underlying the warrants.

     Before the September financing, Precision had explored the possibility of raising additional equity capital through a private placement, but was advised by its investment bankers that such a financing was not feasible due to market conditions and Precision's performance. Also, before the September financing, the Board had briefly considered a proposed business combination and possible financing with Roy M. Speer and entities controlled by Mr. Speer, but had decided instead to complete the September financing and to engage an investment banking firm to advise the Board regarding a potential restructuring of Precision. In December 1997, the Board was advised by its investment banking firm that any effort to raise capital for Precision was unlikely to succeed and that Precision should consider a strategy in which it would focus its resources on its telecommunications and services businesses while selling or otherwise exiting its call center business. The Board authorized management to explore the potential sale or other disposition of Precision's call center business and to explore opportunities to either sell or lease its headquarters facility in St. Petersburg, Florida.

     In January 1998, management of Precision reported to the Board that, in the absence of a sale of a portion of Precision's business, Precision was likely to experience a cash short-fall as early as the second quarter of 1998. Management also reported that, based on further consultation with investment bankers, a sale of Precision's call center business as a stand-alone operation would be difficult to accomplish.

     In February 1998, the Board appointed a Special Committee, consisting of Hector Alcalde, Willem Huisman and Ian M. Dalziel, to identify, review, consider, and recommend to the Board possible strategic and financial alternatives for Precision, including, without limitation, potential financings, sales of assets, business combinations, or other transactions or series of transactions to enhance the value of Precision and improve its financial condition.

     Following the selection of the Special Committee, the Special Committee selected and engaged the law firm of Troutman Sanders LLP ("Troutman Sanders") to act as its independent legal counsel. On March 6, 1998, Precision received a letter from Speer Communications and Speer Virtual Media Limited Partnership, privately-held entities indirectly controlled by Roy M. Speer, proposing an exchange transaction whereby Speer would contribute $15 million in cash and certain other business assets to Precision in return for 100 million shares of common stock. The proposal also contemplated that all debt and preferred stock of Precision held by RMS would be converted into common stock at the rate of $1.00 per share, and that the preferred stock and notes held by the other Principal Stockholders would be converted into common stock at an exchange rate no more favorable to them than $1.00 per share. In order to qualify as a tax-free transaction, it was a condition of the proposal that Speer would own at least 80 percent of the voting stock of Precision after the transaction. The proposal also contemplated that Speer would designate a new Chief Executive Officer of Precision and three new directors to serve on the Board, which would be expanded by three members. In addition, the proposal permitted Mr. Speer to include additional assets acquired after the signing of the definitive agreement for the sale of Speer's assets to Precision.

     Following receipt of the proposal, the Special Committee selected the investment banking firm of William Blair to act as its financial advisor. On March 16, 1998, the Board approved indemnification agreements for each officer and director of Precision. It also approved a reduced role for Willem Huisman, President and Chief Executive Officer of Precision, due to health concerns caused by his constant travel between the United States and Europe. Under this arrangement, Mr. Huisman would spend 100 percent of his time in Europe and work up to 40 percent of his time on Precision affairs. A reduced salary was also approved in connection with his reduced schedule of activities. Since that time, Mr. Huisman resigned from the Board and as an officer of Precision effective as of August 24, 1998.

     From March 23, 1998 until April 22, 1998, the Special Committee and its advisors met and conferred on several occasions and negotiated the terms of the Contribution Agreement. William Blair reported on the companies it had contacted as potential purchasers of Precision, none of whom had expressed an interest in pursuing a transaction or receiving confidential information concerning Precision. On April 22, 1999, following receipt of a fairness opinion from William Blair, the Special Committee recommended and the Board of Directors approved the Contribution Agreement.

     The Contribution Agreement was amended twice to extend its expiration date and to amend various other matters in connection with the agreement. The completion of the Contribution Agreement continued to be delayed, pending SEC review of Precision's Proxy Statement, beyond the agreement's expiration date and on February 15, 1999, Speer terminated the Contribution Agreement. Speer also announced that it had agreed to sell all of its assets, including all securities of Precision held by RMS, to Anschutz. On February 16, 1999, the Board of Directors, its counsel and management of Precision met by telephone conference to discuss the termination of the Speer proposal. The Board was joined by Craig Slater, President of Anschutz Investment Company. Mr. Slater presented an offer from Anschutz to purchase the common stock of Precision on substantially the same terms and conditions as the Contribution Agreement proposed by Speer, except that, following the contribution, all of the common stock not held by Anschutz would be acquired in a merger for $1.00 per share in cash. Mr. Slater informed the Board that the offer from Anschutz would be continued only on a non-hostile basis, and if Precision's Board of Directors did not approve a final proposal from Anschutz, the offer would not be pursued and Anschutz would not purchase RMS's capital interest in Precision. The Board then discussed the proposal and unanimously elected to appoint a Special Committee, with Hector Alcalde as its sole member, to negotiate the Anschutz proposal and to contact William Blair to discuss the possibility of retaining its services as financial advisor in connection with this proposal.

     Following the Board of Directors meeting on February 16, 1999, Bert Kolde resigned as a director of Precision. On February 22, 1999, Anschutz submitted a revised proposal which omitted the step of Anschutz contributing assets to Precision for stock but still contemplated that Anschutz would acquire all of the outstanding capital stock of Precision by merging Precision with and into Anschutz, or its wholly-owned subsidiary. Each outstanding share of common stock of Precision would be converted into the right to receive $1.00, the principal amount of each of the promissory notes of Precision issued on September 30, 1997, totaling $6,000,000 in original principal amount, not held by Anschutz and all accrued interest thereon would be paid in full, and each share of Series A Preferred Stock and Series B Preferred Stock outstanding on the closing date would be converted into the right to receive an amount equal to its liquidation preference plus all accumulated and unpaid dividends and any accrued interest on these dividends on the closing date.

     On February 24, 1999, the Special Committee met by telephone conference call with its counsel, a representative from William Blair, and management of Precision to discuss their preliminary assessment of the Anschutz proposal. A memorandum prepared by Kenneth M. Clinebell, acting President and Chief Financial Officer of Precision, outlining Precision's status of operations following the termination of the Speer proposal, had been delivered to the Special Committee before the meeting. This memorandum concluded that, without an additional funding source or a strategic alternative for Precision, its operations would potentially be materially adversely affected, thereby negatively impacting Precision's fair market value. After discussing the feasibility and timeliness of obtaining a fairness opinion from William Blair in connection with the Anschutz proposal, and the need to obtain advice from bankruptcy experts in conjunction with such a fairness opinion, the Special Committee voted to recommend approval of the Anschutz proposal, subject to obtaining a fairness opinion if feasible, negotiating a definitive merger agreement and obtaining a satisfactory line of credit pending the merger.

     At the meeting of the Board of Directors on February 24, 1999, following the Special Committee meeting, the Board considered the Anschutz proposal and the precarious financial condition of Precision. Following these discussions and review of the proposed transaction, the Board unanimously voted to approve the Anschutz proposal contingent on negotiating a definitive merger agreement, including appropriate credit arrangements to finance Precision pending completion of the merger. The Board also directed the Special Committee to explore the feasibility of obtaining a fairness opinion from William Blair, if such fairness opinion could be obtained in a timely and cost-effective manner.

     Subsequently, Precision entered into an engagement letter with William Blair to act as its financial advisor in connection with the Anschutz proposal. Additionally, on March 2, 1999, Precision retained Finley Colmer as its financial advisor to assist Precision in evaluating the likelihood of a successful reorganization under bankruptcy as an alternative to the Anschutz proposal.

         On March 10, 1999, counsel to Anschutz delivered to Precision and its counsel a draft of the merger agreement. From March 10, 1999 until March 13, 1999, negotiations continued concerning the terms of the merger agreement. The Special Committee and Mr. Clinebell negotiated the terms and the purchase price of the merger with Anschutz, and were successful in negotiating a number of changes favorable to Precision, including reducing the amount of the break-up fee payable by Precision upon a termination of the merger agreement and reducing the scope of some of Precision's representations and warranties. On March 13, 1999, copies of the then current draft of the merger agreement, a report from Finely Colmer outlining Precision's prospects under bankruptcy and a report summarizing the financial analysis of William Blair were delivered to the members of the Board of Directors.

         On Monday, March 15, 1999, the Special Committee and the Board met with their legal and financial advisors to consider the proposed transaction with Anschutz. At the meeting of the Special Committee, Finley Colmer provided the Special Committee with its analysis concerning Precision's financial alternatives and the likelihood of a successful reorganization if it filed a petition under the Bankruptcy Code. The report concluded that, in Finley Colmer's opinion, neither liquidation value nor reorganization value in a bankruptcy scenario would be sufficient to provide equity holders of Precision with any consideration. William Blair provided its financial analysis of the proposed merger and reported that no third party had contacted Precision or William Blair expressing an interest in Precision. Finally, counsel to the Special Committee and Precision reviewed the terms and provisions of the proposed merger agreement. William Blair also rendered to the Special Committee an opinion to the effect that the merger agreement in the form it was presented to the Board of Directors was fair, from a financial point of view, to the common stockholders other than Anschutz. The Special Committee then voted to recommend the proposed merger to the Board. At the meeting of the Board on March 15, 1999, following the Special Committee meeting, Finley Colmer and William Blair provided the directors with their financial analysis of the proposed transaction, counsel to Precision and the Special Committee reviewed the terms and provisions of the proposed merger agreement and counsel to Precision reported on its analysis of the potential value of pursuing litigation against Speer relating to the termination of the Contribution Agreement. Following the Board's review of the proposed transaction, the Board voted to approve the proposed merger agreement and authorized the execution and delivery of the merger agreement.

         Following the Board meeting, the merger agreement was executed and delivered by the parties thereto. On the morning of April 16, 1999, Precision issued a press release announcing the execution of the merger agreement.

Reasons for the Merger; Recommendation of the Board

         The members of the Board of Directors have determined that the merger is fair to, and in the best interests of, Precision and its stockholders. In reaching its decision, the Board consulted with senior management; the Special Committee; legal counsel to Precision and the Special Committee with respect to the legal duties of the Board, regulatory matters, the merger agreement and issues related thereto; and with Finley Colmer and William Blair with respect to the financial aspects and fairness of the transaction to the common stockholders.

         Before approving the transaction, the Board analyzed and carefully considered the following:

          . information concerning the business, financial condition, earnings, results of operations, cash flows, management, competitive position, prospects, capital levels, and asset quality of Precision;

          . the strategic alternatives available to Precision, particularly in view of the shortage of cash and the unwillingness of the Principal Stockholders to further fund Precision;

          . the fact that the execution of the merger agreement would defer the requirement to repay immediately the $3,750,000 advanced by Speer under the line of credit and the $6,000,000 (plus interest) due to the Principal Stockholders on April 1, 1999 until August 1, 1999, as well as make available to Precision an additional line of credit of $1,250,000 to fund its on-going cash needs;

          . the fact that William Blair implemented procedures to solicit proposals from third parties to merge with or acquire Precision, and that none of the parties identified as most likely to be interested had expressed any interest in receiving further information or pursuing such a transaction;

         . the financial presentation and opinion from William Blair to the effect that the transaction contemplated by the merger agreement is fair from a financial point of view, to the common stockholders, other than Anschutz. See "--Opinions of Financial Advisors;"

         . the financial presentation and report from Finley Colmer to the effect that neither liquidation value nor reorganization value in a bankruptcy scenario would be sufficient to provide equity holders of Precision with any consideration;

         . comparison of historical and prospective market prices of Precision's common stock to the consideration to be received from Anschutz in the merger;

         . the lack of adequate senior management to support the Chief Financial Officer after Precision's Chief Executive Officer resigned in August, 1998;

         . the fact that Precision had been notified by The Nasdaq SmallCap Market that it no longer met the requirements to be listed on such market and that Precision's common stock would be delisted, making it less attractive for Precision to be an independent and publicly traded company and more difficult to raise capital through the sale of new shares of Precision common stock; and

         . the terms and conditions of the merger agreement, including among others, the fact that the merger agreement permits the Board to respond to unsolicited takeover proposals and to terminate the merger agreement in order to enter into a definitive agreement relating to an alternative takeover proposal upon payment of a $750,000 termination fee, plus Anschutz's actual expenses up to $250,000.


         Following consideration of the information and factors described above, the Board concluded that the transaction is fair to, and in the best interests of, the stockholders. In reaching this conclusion, the Board did not find it practicable to, and did not quantify or otherwise assign relative weights to the above information and factors or determine that any information or factor was of a particular importance. Rather, the Board viewed its decision and recommendation as being based on the totality of information and factors presented to and considered by it and considered such information collectively in connection with its review of the merger agreement and the proposed transaction. In addition, individual members of the Board may have given different weight to different information and factors. For discussion of the interests of certain members of Precision's management and directors in the transaction, see "--Interests of Certain Persons in the Merger."

         FOR THE REASONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS OF PRECISION HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, PRECISION AND THE STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE STOCKHOLDERS OF PRECISION VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.


Opinions of Financial Advisors

         Finley Colmer. The Special Committee retained Finley Colmer to act as Precision's financial advisor with respect to bankruptcy alternatives available to Precision. At a meeting of the Board of Directors on March 15, 1999, Finley Colmer delivered its written and oral opinion to the Board of Directors to the effect that neither liquidation value nor reorganization value in a bankruptcy scenario would be sufficient to provide equity holders of Precision with any consideration.

         The Special Committee selected Finley Colmer to act as its financial advisor with respect to bankruptcy matters because Finley Colmer has substantial experience advising companies involved in or contemplating bankruptcy reorganizations. Finley Colmer and its principals provide consulting services to operating companies and crisis management services to companies facing financial disaster. Finley Colmer had no prior relationship to Precision or any of its affiliates.

         The full text of the written report of Finley Colmer directed to the Board of Directors and dated March 12, 1999, which includes the assumptions made, matters considered and limitations of the review undertaken in connection with the report, is attached as Appendix C to this Proxy Statement and is incorporated herein by reference. The report is not a recommendation to any holders of common stock as to how to vote at the special meeting. This summary of the written report of Finley Colmer is qualified in its entirety by reference to the full text of the written report. You are urged to, and should, read the opinion carefully in its entirety.

         In preparing its report, Finley Colmer, among other things, examined:
(a) the unaudited historical financial statements for Precision for the fiscal year ended December 31, 1998; (b) the audited financial statements of Precision for the fiscal year ended December 31, 1997, four months ended December 31, 1996 and five fiscal years ended August 31, 1996; (c) certain internal financial information including various forecast scenarios prepared by Precision's management; (d) certain other public and non-public information available concerning Precision; and (e) the current financial position and results of operation of Precision. Finley Colmer held numerous discussions with members of senior management and directors of Precision and their advisors, and considered other matters it deemed relevant to its inquiry.

         In rendering its opinion, Finley Colmer assumed no responsibility for the accuracy and completeness of any financial or other information provided to it and did not attempt to verify independently any of such information, nor did Finley Colmer make or obtain an independent valuation or appraisal of the assets, properties or liabilities of Precision. With respect to financial forecasts and projections, Finley Colmer, with the Board's consent, assumed that such forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of Precision's management as to the future financial performance of Precision and that such projections provided a reasonable basis upon which Finley Colmer could form an opinion. Finley Colmer has assumed no responsibility for, and expressed no view as to, such forecasts, projections, or the assumptions on which they were based. Finley Colmer's opinion is necessarily based on general economic, market, financial and other conditions as they existed on, and could be evaluated as of, the date of such opinion, as well as the information then currently available to Finley Colmer. It should be understood that, although subsequent developments may have affected Finley Colmer's report, Finley Colmer does not have any obligation to update, revise or reaffirm its report.

         The following is a brief summary of certain analyses performed by Finley Colmer, which were discussed with the Board of Directors, to arrive at its conclusions with respect to the bankruptcy alternatives available to Precision.

         Finley Colmer noted that Precision has lost over $100 million since its inception, and needs to make significant additional investments in its technology. Its key personnel relationships are tenuous at best, and Precision executives estimate it would take at least six months to recruit top-level engineers and other technicians to support new development efforts. Operations are expected to remain negative from a cash flow perspective; management ranks have been decimated. Previous efforts to locate strategic partners or investment capital have failed, and the ability to operate in a Chapter 11 proceeding would be hampered by the unavailability of receivables from foreign-based customers as collateral for debtor-in-possession financing and the likelihood that Vicorp, N.V., Precision's European subsidiary, would be placed under the control of a trustee. Finley Colmer believed that the history of this enterprise and its debt made it unattractive to outside investors, and that it also lacked the resources necessary to continue operations under a viable plan. Given this situation, Finley Colmer concluded that neither liquidation value nor reorganization value in a bankruptcy scenario would be sufficient to provide Precision's equity holders with any consideration.

         Pursuant to the Finley Colmer engagement letter, Precision has agreed to pay a fee to Finley Colmer for its financial services provided in connection with the merger agreement. Upon rendering the report to the Board of Directors dated March 12, 1999, Finley Colmer received from Precision a fee of approximately $46,000. Precision has also agreed to indemnify Finley Colmer against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of services performed by Finley Colmer as financial advisor to the Special Committee in connection with the merger, unless it is finally judicially determined that such liabilities arose out of Finley Colmer's gross negligence or willful misconduct. The fee arrangement with Finley Colmer, which the Board of Directors believes is customary in transactions of this nature, was negotiated at arm's length between the Special Committee and Finley Colmer.

         William Blair. The Special Committee retained William Blair to act as Precision's financial advisor with respect to the proposed merger. At a meeting of the Board of Directors on March 15, 1999, William Blair delivered its oral opinion to the Board of Directors, subsequently confirmed in writing, that as of the date of such opinion, the merger was fair, from a financial point of view, to the existing holders of common stock other than Anschutz.

         The full text of the written opinion of William Blair directed to the Board of Directors and dated March 15, 1999, which includes the assumptions made, matters considered, procedures followed and limitations of the review undertaken in connection with the opinion, is attached as Appendix B to this Proxy Statement and is incorporated herein by reference. William Blair's opinion addresses only the fairness of the consideration to be received by the existing holders of common stock, from a financial point of view, under the merger agreement and does not constitute an opinion as to the merits of the merger or a recommendation to any holders of common stock as to how to vote at the special meeting. This summary of the written opinion of William Blair is qualified in its entirety by reference to the full text of the opinion. You are urged to, and should, read the opinion carefully in its entirety.

         The Special Committee selected William Blair as its financial advisor and to render its opinion to the Board of Directors because William Blair is a nationally recognized investment banking firm and the principals of William Blair have substantial experience in transactions similar to the merger agreement and are familiar with the telecommunications industry. Additionally, William Blair was selected because of its reputation and its independence from Precision. As part of its investment banking business, William Blair is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for corporate and other purposes. In the ordinary course of its business, William Blair and its affiliates may trade the equity securities of Precision for their own account and for the accounts of their customers, and accordingly, may at any time hold a long or short position in such securities.

         In arriving at its opinion, William Blair, among other things, examined: (a) a draft of the letter of intent dated February 22, 1999 setting forth preliminary terms of Anschutz's offer to acquire Precision; (b) the unaudited historical financial statements for Precision for the fiscal year ended December 31, 1998; (c) the audited financial statements of Precision for the fiscal year ended December 31, 1997, four months ended December 31, 1996, and five fiscal years ended August 31, 1996; (d) certain internal financial information including various forecast scenarios prepared by Precision's management; (e) certain other public and non-public information available concerning Precision; (f) the current financial position and results of operation of Precision; (g) the historical market prices and trading volumes of Precision's common stock; and (h) the general condition of the securities market. William Blair held numerous discussions with members of senior management and directors of Precision and their advisors, as well as representatives of Anschutz with respect to the terms of the draft letter of intent, and considered other matters which it deemed relevant to its inquiry.

         In rendering its opinion, William Blair assumed no responsibility for the accuracy and completeness of any financial or other information provided to it and did not attempt to verify independently any of such information, nor did William Blair make or obtain an independent valuation or appraisal of the assets, properties or liabilities of Precision. Because William Blair is not an expert in bankruptcy reorganizations, it relied on a report by Finley Colmer to the Board of Directors which outlines the potential outcome of a bankruptcy reorganization scenario and concludes that the prospects for the stockholders under any such reorganization scenario are worse than under the merger proposal from Anschutz. In addition, William Blair relied on the oral advice of counsel to Precision that any claim against Speer in connection with the Contribution Agreement would result in protracted and expensive litigation with an unpredictable but most likely unfavorable outcome, and therefore, William Blair assumed with the Board's consent, that such claim has no value. With respect to financial forecasts and projections, William Blair assumed that such forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of Precision's management as to the future financial performance of Precision and that such projections provided a reasonable basis upon which William Blair could form an opinion. William Blair has assumed no responsibility for, and expressed no view as to, such forecasts, projections, or the assumptions on which they were based. William Blair's opinion is necessarily based on general economic, market, financial and other conditions as they existed on, and could be evaluated as of, the date of such opinion, as well as the information then currently available to William Blair. It should be understood that, although subsequent developments may have affected William Blair's opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion.

         William Blair's opinion does not constitute a recommendation to any stockholder as to how such holder should vote on the proposed merger. The opinion does not imply any conclusion as to the likely trading range for Precision's common stock following the announcement of the merger, which may vary depending on numerous factors, including changes in interest rates, currency exchange rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. The opinion is limited to the fairness of the merger, from a financial point of view, to the existing holders of Precision common stock other than Anschutz. William Blair expressed no opinion with respect to any reasons, legal, business or otherwise, that may support the decision of the Board of Directors to approve, or Precision's decision to consummate, the merger. For purposes of rendering its opinion, William Blair assumed that the merger would be consummated on the terms described in the draft letter of intent, without any material modifications.

         The following is a brief summary of certain analyses performed by William Blair, which were discussed with the Board of Directors, to arrive at its opinion with respect to the proposed merger. The amount of consideration exchanged in the merger was not determined by William Blair, but through negotiations between the Special Committee and Anschutz.

         Operating Prospects and Solvency: During 1998, sales declined 17.6%, while gross profit margins dropped from 62.7% to 49.2%. Management indicated that Precision's ability to function as a going concern was in question. Precision's auditors, Coopers & Lybrand LLP, in the absence of a merger transaction such as that contemplated by Speer or Anschutz, expressed concern about Precision's ability to continue as a going concern in Precision's 10-K for the year ended December 31, 1997, citing recurring losses from operations and resulting cash flow problems. The financial distress of Precision had caused the loss of several major accounts and key sales and technical employees. The Chief Executive Officer resigned during the second quarter of 1998 and the Chief Financial Officer had assumed the role of Interim President. Remaining senior management resources were extremely thin and over-utilized. Certain vendors had placed Precision on cash-on-delivery-only status. While Precision improved its earnings before interest and taxes and its earnings before interest, taxes, depreciation and amortization margins in the fourth quarter, both remained negative for the period. Additionally, Precision projected a need for an additional line-of-credit funding by the second quarter of 1999. Precision had been unable to identify a source of additional financial support, and Speer had indicated its intent to demand payment of existing borrowings under its current line in the absence of completion of the Contribution Agreement; therefore, in the absence of a transaction, Precision believed it imminently faced a reorganization situation. William Blair, relying on the Finley Colmer report analyzing the prospects of Precision under a bankruptcy proceeding and concluding that the ultimate value realized by common stockholders would be zero under such a proceeding, rendered its opinion that the consideration to be received by the common stockholders of Precision, was fair, from a financial point of view, to these stockholders, other than Anschutz.

         The summary set forth above is complete in all material respects. The preparation of a fairness opinion is a complex process and involves various subjective business determinations and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. William Blair did not attribute any particular weight to any factor considered by it, but rather made qualitative judgments as to the significance and relevance of each factor. Accordingly, notwithstanding the separate factors summarized above, William Blair believes, and has advised the Board of Directors, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In rendering its opinion, William Blair has made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Precision and Anschutz. As mentioned above, the analyses supplied by William Blair and its opinion were among many factors taken into consideration by the Board of Directors in making its determination to approve the merger agreement. The analyses of William Blair and its opinion should not be considered as determinative of the decision of Precision to consummate the merger. See "-- Reasons for the Merger; Recommendation of the Board."

         Pursuant to the William Blair engagement letter, Precision has agreed to pay certain fees to William Blair for its financial services provided in connection with the merger agreement, some of which are contingent upon closing of the merger. Upon rendering the fairness opinion to the Board of Directors dated March 15, 1999, William Blair received from Precision an opinion fee of $50,000. If the merger is completed, William Blair will be entitled to receive an advisory fee of $250,000, payable upon completion of the merger. Additionally, Precision has agreed to reimburse William Blair for its out-of-pocket expenses, including the fees and expenses of its counsel, not to exceed $25,000 without Precision's consent, reasonably incurred or accrued during the period of, and in connection with, William Blair's engagement. Precision has also agreed to indemnify William Blair against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of services performed by William Blair as financial advisor to the Special Committee in connection with the merger, unless it is finally judicially determined that such liabilities arose out of William Blair's gross negligence or willful misconduct. Precision had previously paid William Blair a total of $375,000 for acting as its financial advisor and rendering certain fairness opinions in connection with the Contribution Agreement. See "--Background of the Merger." The terms of the fee arrangement with William Blair, which are customary in transactions of this nature, were negotiated at arm's length between the Special Committee and William Blair. No limitations were imposed by the Board of Directors with respect to the investigations made or procedures followed by William Blair in rendering its opinion.

Interests of Certain Persons in the Merger

         In considering the recommendation of the Special Committee and the Board of Directors, you should be aware that some directors of Precision have interests in the merger that are or may be different from your interests.

         Severance Agreement with Key Executive. In December 1997, the Compensation Committee of the Board of Directors approved a key executive severance agreement with Mr. Clinebell. The primary terms of the key executive severance agreement includes a lump sum payment of one year's base salary in the event of termination of the executive officer within one year following a change in control, other than for cause. The merger with Anschutz will constitute a change of control.

         Indemnification and Insurance. Precision's Board of Directors has approved indemnification agreements for certain officers and directors that indemnify each such officer and director to the fullest extent authorized or permitted by law against any and all expenses, judgments, fines, or amounts paid in settlement, arising in whole or in part from the performance of duties as officers or directors of Precision. Precision is not obligated to indemnify for proceedings initiated by officers or directors, unless such proceedings were authorized in advance or unanimously consented to by the Board of Directors. All claims for indemnification are subject to approval by a reviewing party, being either a member of the Board of Directors or a person selected by the Board of Directors and not a party to the particular claim.

         Speer. Following execution of the merger agreement, Anschutz purchased all of RMS's interest in Precision. As a result, Anschutz owns 2,415,945 shares of common stock, representing approximately 13.5% of the outstanding common stock of Precision as of the date of this Proxy Statement, a promissory note of Precision in the principal amount of $2,000,000 plus interest, 10,000 shares of Series A Preferred Stock, 1,500 shares of Series B Preferred Stock and warrants representing the right to purchase up to 425,000 shares of Precision common stock. Under the merger agreement, all Precision stock and warrants to purchase Precision stock owned by Anschutz will be canceled at the effective time and no payment will be made for these shares.

         On February 16, 1999, Speer and Anschutz entered into an Asset Purchase Agreement whereby Anschutz agreed to purchase substantially all of Speer's assets, including RMS's interest in Precision. The sale of RMS's interest was conditioned, however, on Precision's Board of Directors approving a transaction between Precision and Anschutz. If the Precision Board of Directors did not approve the transaction with Anschutz, the assets transferred pursuant to the Asset Purchase Agreement would not include the Precision interests held by RMS. The purchase price to Speer would have been reduced by approximately $18 million in such a case.

         Francis R. Santangelo, a director of Precision, provides financial advice to certain affiliates of Speer. Mr. Santangelo has also acted as a consultant to Precision. During 1998 and 1999, however, Mr. Santangelo was not a paid consultant to Precision.

         Alta Investissements S.A. and Vulcan Ventures Incorporated. Alta and Vulcan each own 1,500 shares of Precision Series B Preferred Stock and promissory notes of Precision each in the principal amount of $2,000,000. At the effective time, each share of Series B Preferred Stock will be canceled for an amount equal to its liquidation preference, plus all accumulated but unpaid dividends and any accrued interest thereon. These holders of shares of Precision preferred stock will receive, as a result of the conversion under the merger agreement, the full amount of their investments in these shares plus all accumulated but unpaid dividends and any accrued interest thereon. In addition, Anschutz must have undertaken to cause the surviving corporation of the merger to pay off the preferred shareholder loans immediately after the closing as a condition to Precision's obligation to complete the merger. Ian M. Dalziel, a director of Precision, is affiliated with Alta and Bert Kolde, a director of Precision until February, 1999, is affiliated with Vulcan.

         Alta and Vulcan also own warrants to purchase up to 150,000 shares of common stock at an exercise price equal to approximately $6.09 per share. Also Vulcan and Didier Primat, who is the beneficial owner of shares of Precision stock held by Alta, hold another series of warrants to purchase 275,000 shares of common stock at an exercise price of $4.00. All of the warrants will be canceled without payment thereon as a result of the merger.

         William Blair. In addition to the fee paid to William Blair upon rendering its fairness opinion, Precision will also pay William Blair a fee of $250,000 if the merger with Anschutz is completed.

Regulatory Approvals

         Under the HSR Act and the rules of the Federal Trade Commission (the "FTC") relating to the HSR Act, the merger cannot be completed until pre-merger notifications have been filed and certain information has been furnished to the Antitrust Division of the U.S. Department of Justice and the FTC, and a specified waiting period has expired or been terminated. Precision and Anschutz each filed their respective pre-merger notification and report forms under the HSR Act with the FTC and the Antitrust Division on June 1, 1999. The merger agreement provides that all regulatory approvals required to consummate the merger must have been obtained and all statutory waiting periods must have expired or been terminated in order to complete the merger. The merger agreement also conditions the merger on the absence of any action by a government entity that makes the merger illegal or otherwise prohibits its completion.

Federal Income Tax Consequences

         The receipt of cash by a Precision stockholder in the merger or as a result of the exercise of appraisal rights may be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, or foreign income or other tax laws. Generally, a stockholder will recognize gain or loss in an amount equal to the difference between the cash received by the stockholder pursuant to the merger and the stockholder's adjusted basis in the shares. If the shares constitute a capital asset in the stockholder's hands, the stockholder will recognize capital gain or loss.

         A stockholder who is a nonresident alien individual, a foreign corporation, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership with certain types of partners may not be subject to federal income tax with respect to any gain or loss on the sale of Precision stock. However, this exemption is subject to a number of complex limitations that depend on a stockholder's particular circumstances.

         Holders of noncompensatory warrants will recognize gain or loss in an amount measured by the difference between (1) the cash received for the warrant, and (2) the holder's adjusted basis in the warrant. Such gain or loss will be capital gain or loss, provided the warrant is held as a capital asset at the effective time.

         This summary describes certain federal income tax consequences of the merger for Precision stockholders. It does not discuss all potentially relevant federal income tax matters or the consequences to any stockholders or option holders subject to special tax treatment, such as holders of compensatory stock options or those stockholders who received Precision stock as compensation for services, or any state, local or foreign tax consequences of the merger. The tax consequences to particular Precision stockholders will depend on their specific circumstances. Precision stockholders are urged to consult their own tax advisors concerning the federal, state, local and foreign tax consequences of the merger to them.

                             THE MERGER AGREEMENT

         The following is a brief summary of the material provisions of the merger agreement and the related agreements, a copy of which is attached as Appendix A. This summary is qualified in its entirety by reference to the merger agreement. You are urged to read the merger agreement and such other agreements in their entirety for a more complete description of the merger. All capitalized terms used herein but not defined, shall have the meaning ascribed to them in the merger agreement.

Structure and Effective Time

         The merger agreement provides for the merger of PS Acquisition, Inc., a wholly-owned subsidiary of Anschutz, into Precision. Precision will survive the merger and continue to exist after the merger as a wholly-owned subsidiary of Anschutz. The merger will become effective at the time a certificate of merger is filed with the Delaware Secretary of State, or a later time if agreed in writing by the parties and specified in the certificate of merger. The time that the merger becomes effective is referred to in this Proxy Statement as the "effective time." The effective time is expected to occur promptly after the Precision stockholders adopt the merger agreement at the special meeting. The special meeting is scheduled for July 9, 1999. However, the closing of the merger may be delayed if other closing conditions have not been satisfied by that time.

Merger Consideration

         The merger agreement provides that each share of common stock outstanding immediately before the effective time will, at the effective time, be converted, by virtue of the merger and without any action on the part of the stockholders, into the right to receive $1.00 in cash per share.

         All shares of common stock, Series A Preferred Stock, Series B Preferred Stock or warrants to purchase Precision common stock owned by Precision or Anschutz or any of their direct or indirect wholly-owned subsidiaries will, at the effective time, be canceled and no payment will be made for such shares. All other shares of Series A Preferred Stock and Series B Preferred Stock outstanding immediately before the effective time will be converted into the right to receive its liquidation value per share plus all accumulated but unpaid dividends and any accrued interest thereon. The liquidation value of the Series A Preferred Stock is $580.00 per share and the liquidation value of the Series B Preferred Stock is $1,000.000 per share. If the effective time were July 12, 1999, the total payment per share of Series A Preferred Stock would be $805.38 and the total payment per share of Series B Preferred Stock would be $1,192.99. As of the date of this Proxy Statement, the amount of total dividends in arrears in connection with the Precision preferred stock is $2,680,203.

         If appraisal rights for any shares are perfected, then those shares will be treated as described under "Appraisal Rights."

         Holders of options and warrants will receive the same cash payment as holders of common stock, subject to the exercise or purchase price per share for such option and warrant. Each outstanding option and warrant Precision has granted to purchase one share of Precision common stock will be converted into the right to receive $1.00 minus the exercise or purchase price per share in effect under the option or warrant. Because the purchase price for all issued and outstanding warrants to purchase Precision common stock is more than the amount to be paid under the merger agreement, these warrants will be canceled without payment at the time the merger becomes effective.

         The amounts to be paid under the merger agreement were determined as a the result of arm's-length negotiations between the Special Committee and Anschutz.

Exchange and Payment Procedures

         Anschutz will appoint an exchange agent who will make payment of the merger consideration in exchange for certificates representing shares of Precision stock. Anschutz will make cash available to the exchange agent in order to permit the payment of these amounts. Promptly after the effective time, the exchange agent will send holders of Precision common stock and preferred stock a letter of transmittal and instructions explaining how to send their stock certificates to the exchange agent. Checks for the appropriate cash amounts payable, minus any withholding taxes required by law, will be mailed to holders of Precision common stock and preferred stock promptly following the exchange agent's receipt and processing of stock certificates and properly completed transmittal documents. Until surrender in accordance with the foregoing instructions, each certificate representing Precision stock will represent for all purposes only the right to receive the amounts payable under the merger agreement in cash and without interest.

         Holders of Precision stock should not send their stock certificates now; they should send them only pursuant to instructions set forth in letters of transmittal to be mailed to the holders of Precision stock as soon as practicable after the effective time. In all cases, the merger consideration will be provided only in accordance with the procedures set forth in this Proxy Statement, the merger agreement and such letters of transmittal.

         Precision strongly recommends that certificates and letters of transmittal be transmitted only by registered United States mail, return receipt requested, appropriately insured. Stockholders whose certificates are lost will be required at the holder's expense to furnish a lost certificate affidavit and bond acceptable in form and substance to the exchange agent.

Representations and Warranties

         The merger agreement contains a number of representations and warranties by Precision and Anschutz associated with an acquisition by merger. These representations and warranties were made as of the date of the merger agreement, and must be remade in all material respects as of the effective time. Precision and Anschutz both made representations and warranties regarding, among other things, matters such as corporate organization, authorization of the merger and absence of brokers or finders (other than William Blair) who would be entitled to payment in connection with the merger. With respect to the merger, Anschutz represented and warranted that it has available financing for use in connection with the acquisition of Precision. Precision also made representations and warranties relating to, among other things, Precision's capitalization, SEC filings, financial statements, absence of undisclosed liabilities, absence of certain changes or events, absence of related party transactions, title to properties, condition of assets, litigation, compliance with law, employee benefits, taxes, labor matters, Year 2000 compliance, material contracts and commitments, environmental matters and intellectual property. With respect to the merger, Precision made representations and warranties that (1) Precision has taken all action to exempt Anschutz from certain anti-takeover provisions of the Delaware General Corporation Law; (2) the Board received a fairness opinion regarding the merger from its financial advisor; and (3) the approval of the holders of a majority of the outstanding shares of common stock entitled to vote at the Precision special meeting is necessary to complete the merger.

Additional Agreements; No Solicitation

         Special Meeting. The merger agreement provides that Precision will (1) call and convene the special meeting for the purpose of obtaining the required stockholder approvals and (2) through the Board of Directors and the Special Committee, recommend to the stockholders that they approve the merger agreement, include that recommendation in this Proxy Statement, and not withdraw or adversely modify its recommendation, except where Precision has received a "competing proposal" that could reasonably be expected to lead to a "Superior Transaction" as defined below under "No Solicitation."

         No Solicitation. Subject to exceptions summarized below, Precision agreed that it will not, and will not authorize or permit any of the officers, directors, employees, agents and other representatives of Precision and its subsidiaries to, directly or indirectly, solicit, encourage or initiate any competing proposal or negotiate with any prospective buyer in connection with any competing proposal. A "competing proposal" means any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Precision, or any purchase or sale of more than 10 percent of the assets of Precision and its subsidiaries, taken as a whole, or more than 10 percent of the capital stock of Precision or any of its subsidiaries. Precision also agreed to cease any discussions or negotiations conducted before the date of the merger agreement with respect to any competing proposal.

         The merger agreement provides, however, that Precision and its Board of Directors may engage in discussions or negotiations concerning a competing proposal received after the date of the merger agreement that was not solicited in violation of the merger agreement, and may furnish information and cooperate in this regard, if it determines in good faith that the competing proposal could reasonably lead to a Superior Transaction. A "Superior Transaction" means a bona fide competing proposal that the Precision Board of Directors reasonably concludes, after consultation with its legal advisors and receipt of a written opinion from its financial advisors, provides for a transaction that is more favorable to Precision's stockholders than the merger agreement and which is not subject to any financing condition. In addition, the merger agreement provides that, following receipt of a Superior Transaction, the Board may withdraw, modify or not make its recommendation in favor of the merger and the Board may recommend or enter into an agreement in principle or a definitive agreement with respect to the Superior Transaction. However, if the Board withdraws, modifies or fails to make its recommendation in favor of the merger or pursues a Superior Transaction, Precision is obligated to pay Anschutz a termination fee. See "--Termination of the Merger Agreement."

         Precision has agreed not to engage in negotiations with, or disclose any nonpublic information to, any person making a competing proposal unless it receives from such person an executed confidentiality agreement with terms substantially similar to the confidentiality agreement between Precision and Anschutz, dated as of February 25, 1999. Precision will promptly notify Anschutz in writing of the receipt of any competing proposal or any modification of a competing proposal, or any bona fide request for non-public information of Precision in connection with the making of a competing proposal. The notice must include the identity of the person or group making the competing proposal and the material terms and conditions of the competing proposal.

Conduct of Business Before the Effective Time

         Until the effective time, Precision and its subsidiaries are required to comply with a number of interim operating covenants. In general, Precision agreed to operate during the period in the usual and ordinary course in all material respects in the same manner as previously operated. Precision also agreed to refrain from taking a number of actions, such as entering into an agreement with respect to a merger, consolidation, liquidation, restructuring or recapitalization, or incurring indebtedness other than in the ordinary course of business. Precision also agreed to limitations on its conduct regarding issuance of securities and dividends, changes in governing documents, employee compensation, accounting methods, taxes, material agreements, capital expenditures and litigation. In addition, Precision agreed to file with the SEC all reports required to be filed, and furnish a copy of any such filing to Anschutz.

         Anschutz is required to indemnify Precision's directors and officers for a period of two years consistent with terms of indemnification provided by Precision to its officers and directors before entering into the merger agreement, obtain and maintain for three years Precision's current directors' and officers' liability insurance coverage and honor the obligations of Precision under all existing Precision compensation and benefit plans. Anschutz also agreed to assume the $5,000,000 line of credit previously extended to Precision by Speer, of which $3,750,000 had already been loaned to Precision.

         In addition, the merger agreement further provides that Precision and Anschutz will use its reasonable best efforts to take, or cause to be taken, all action necessary or advisable to consummate and make effective, the merger, including obtaining all governmental and regulatory waivers and consents. Each party agrees that it will not issue any press release or other public announcement with respect to the merger except such disclosure as may be required by law.

Conditions to the Merger

         The obligations of Precision and Anschutz to consummate the merger are subject to the satisfaction at or before the effective time of the following conditions:

         .   Precision stockholders must adopt the merger agreement;

         . the merger must not be prevented by any governmental authority, prohibited by applicable law or enjoined; and

         . all regulatory approvals required to consummate the merger must be received and all statutory waiting periods must have expired or terminated.

         The obligation of Precision to effect the merger is subject to the satisfaction or waiver at or before the effective time of the following conditions:

         . the representations and warranties of Anschutz must have been true as of the date of the merger agreement and must be true in all material respects as if made as of the effective time;

         . Anschutz must have performed in all material respects its obligations under the merger agreement; and

         . Anschutz shall have undertaken to cause the surviving entity of the merger to pay off the loans extended by the preferred shareholders no later than one business day following the closing date.

         The obligation of Anschutz to effect the merger is subject to the satisfaction or waiver at or before the effective time of the following conditions:

         . the representations and warranties of Precision must have been true as of the date of the merger agreement and must be true in all material respects as if made as of the effective time; and

         . Precision must have performed in all material respects its obligations under the merger agreement.

Termination of the Merger Agreement

         Precision and Anschutz can mutually agree to terminate the merger agreement at any time, whether before or after the receipt of stockholder approval, without completing the merger. In addition, either party can terminate the merger agreement if:

         . the merger has not been consummated by July 15, 1999; provided that the right to terminate the merger agreement in such event is not available to any party whose failure to fulfill any of its obligations under the merger agreement results in the failure of the merger to occur on or before such date;

         . the Precision stockholders do not adopt the merger agreement at the special meeting; or

         . any judgment, injunction, order or decree prohibits or makes illegal completion of the merger or if any decree enjoining Anschutz or Precision from consummating the merger is entered and the decree becomes final and unappealable.

         Anschutz can terminate the merger agreement if:

         . the Precision Board of Directors withdraws or modifies in a manner adverse to Anschutz its approval or recommendation of the merger, executes an agreement in principle or a definitive agreement with another party with respect to a competing proposal or resolves to take any such action;

         . Precision has breached any representations, warranties, covenants or agreements and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after delivery of written notice from Anschutz to Precision; or

         . Precision files a petition of bankruptcy or any petition in bankruptcy has been filed against Precision, Precision is insolvent or has sought relief under any law related to Precision's financial condition or its ability to meet its payment obligations.

         Precision can terminate the merger agreement if:

         . Anschutz has breached any representations, warranties, covenants or agreements and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after delivery of written notice from Precision to Anschutz.

Termination Fees

         Anschutz is entitled to a termination fee of $750,000 plus up to $250,000 of expenses actually incurred in connection with the transactions contemplated by the merger agreement if:

         . Anschutz terminates the merger agreement because the Precision Board of Directors has decided to enter into an agreement with another party, or has withdrawn its recommendation regarding the merger agreement because of the receipt of a superior transaction proposal;

         . Anschutz terminates the merger agreement because the Precision Board of Directors withdraws or adversely modifies its approval or recommendation of the merger;

         . Anschutz terminates the merger agreement because Precision has failed to call the special meeting or to mail the Proxy Statement to its stockholders on or before June 7, 1999, or has failed to include in the Proxy Statement the recommendation of the Precision Board of Directors;

         . Precision or Anschutz terminates the merger agreement because approval of the Precision stockholders is not obtained, there was a competing proposal pending from another party, and within 12 months after the termination, the transactions contemplated by the competing proposal are entered into, agreed to or consummated by Precision; or

         . Anschutz terminates the merger agreement due to a breach of warranty, representation or covenant by Precision that is the result of bad faith or willful misconduct of Precision, if a competing acquisition is agreed to by Precision within six months of the termination with a party that Precision had contact with before the termination.

         Otherwise, each party will pay its own fees, costs, and expenses in connection with the merger, other than the fee for filing under the HSR Act, which will be borne equally.

                               APPRAISAL RIGHTS


         Section 262 of the Delaware General Corporation Law provides that holders of Precision common stock who do not wish to accept the amounts payable under the merger agreement may elect to have the fair value of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, determined by the Delaware Chancery Court. This amount would then be paid to the holder of common stock in cash, together with a fair rate of interest. Holders of Precision preferred stock are also entitled to appraisal rights, and therefore will receive this Proxy Statement. Preferred shareholders, however, will not be entitled to vote on the merger proposal. The following summary of Section 262 is qualified in its entirety by reference to the full text of Section 262, which is attached to this Proxy Statement as Appendix D.

         Holders of Precision stock who wish to exercise their appraisal rights or to preserve their appraisal rights should carefully review Appendix D. Failure to comply with the procedures specified in Section 262 in a timely manner may result in the loss of the appraisal right. Because of the complexity of these procedures, you are urged to seek the advice of legal counsel if you are considering exercising your appraisal rights.

         Stockholders who wish to exercise appraisal rights under Section 262 must satisfy each of the following conditions:

         .   The stockholder must not vote in favor of the merger.

         . The stockholder must deliver to Precision a written demand for appraisal before the vote on the merger agreement at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote against the merger agreement. Merely voting against, abstaining from voting, or failing to vote in favor of adoption of the merger agreement will not constitute a demand for appraisal within the meaning of Section 262.

         . The stockholder must continuously hold the shares for which appraisal is sought from the date of the demand through the effective time. Appraisal rights will be lost if the shares are transferred before the effective time.

         . The stockholder must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares within 120 days after the effective time.

         Precision will notify all stockholders as to when the effective time of the merger has occurred. Demands for appraisal must be made in writing and must be mailed or delivered to: Kenneth M. Clinebell, Secretary, Precision Systems, Inc., 11800 30th Court North, St. Petersburg, Florida 33716.

         You should be aware that the fair value of the shares as determined under Section 262 could be greater than, the same as, or less than the merger consideration. Neither the William Blair opinion nor the Finley Colmer report is an opinion as to fair value under Section 262.

         If a stockholder demands appraisal of shares under Section 262 and fails to perfect, withdraws or loses the appraisal right, the stockholder's shares will be converted into the right to receive the amount payable under the merger agreement. Stockholders may withdraw a demand for appraisal by delivering to Precision a written withdrawal of the demand and acceptance of the amount payable under the merger agreement within 60 days of the effective time. However, Precision must consent to any withdrawal request made more than 60 days after the effective time.

                                OTHER PROPOSALS

         The Board of Directors knows of no other matters that are likely to be presented for action at the special meeting. If any matters properly come before the meeting, however, Kenneth M. Clinebell, Secretary of Precision, and the proxy agents named in the enclosed proxy will vote on such matters in accordance with their best judgment.

                      INFORMATION CONCERNING THE COMPANY

Business of Precision

         For information concerning the business of Precision see Part I, Item 1--"Business" from Precision's 1998 Form 10-K which is incorporated herein by this reference.

Properties

         For information concerning Precision's properties see Part I, Item 2--"Properties" from Precision's 1998 Form 10-K which is incorporated herein by reference.

Legal Proceedings

         For information concerning Precision's legal proceedings see Part I,
Item 3--"Legal Proceedings" from Precision's 1998 Form 10-K.

Market Price Information, Dividends and Related Stockholder Matters

         For information concerning Precision's market price information, dividends and related stockholder matters see Part II, Item 5--"Market Price Information, Dividends and Related Stockholder Matters" from Precision's 1998 Form 10-K.

Selected Financial Data

     As discussed in Note 1 to the consolidated financial statements filed with Precision's 1998 Form 10-K, on September 30, 1996, Precision elected to change its year end from August 31 to December 31. This change was effective December 31, 1996. The selected historical financial data for all fiscal years presented has been derived from the audited financial statements of Precision.

     Precision's historical revenue and net loss activity has shown significant fluctuations due primarily to Precision's reliance on a limited customer base and to the large amount of funds expended on research and development activities.

                                                                Four
                                                               Months
                                     Years ended                Ended
                                     December 31,             December 31,              Years ended August 31,
                               ------------------------      --------------   ----------------------------------------
                                 1998           1997            1996             1996            1995           1994
                               ---------   ------------      --------------   ----------      ---------      ---------
Statements of operations and
comprehensive income:
     Revenues..............    $33,451,391  $40,612,387       $14,862,023     $26,702,827     $21,521,733    $ 8,890,595
     Loss from continuing      (11,358,389) (26,058,716)       (3,466,815)    (34,693,961)     (2,515,789)   (17,656,211)
        operations.........    (11,358,389) (26,058,716)       (3,466,815)    (34,693,961)     (2,648,344)   (18,640,263)
                               ============ ============       ===========    ============    ============   ============
     Net loss..............
     Basic and diluted loss
       from continuing                (.64)       (1.48)             (.20)          (2.36)           (.23)         (1.98)
       operations per share.
     Basic and diluted net
       loss per share........         (.64)       (1.48)             (.20)          (2.36)           (.24)         (2.09)

Balance sheet data at year
 end:
     Net working capital
         (deficiency)......    (11,168,209)   3,591,655           355,645       3,773,780      10,074,716      3,579,444
     Total assets..........     20,033,422   28,475,553        49,194,375      47,557,346      27,372,925     30,410,378
     Long-term debt........        154,137    6,240,184           369,377         280,727           --           --
     Stockholders' equity
         (deficit).........     (4,462,783)   6,273,122        27,461,113      27,848,808      22,962,099     19,439,897

     The net loss of $11,358,389 for the year ended December 31, 1998, includes restructuring charges of $2,437,933 associated with certain office closings, employee-related layoffs and subsidiary liquidations. The net loss of $26,058,716 for the year ended December 31, 1997, includes intangible asset write-downs of $14,285,907 and restructuring charges of $654,722. The net loss of $34,693,961 for the year ended August 31, 1996, includes write-offs for purchased in-process technology relating to the Vicorp acquisition ($19,500,000), goodwill write-down ($3,829,000), and restructuring charges ($1,093,000). The net loss for the year ended August 31, 1995, decreased significantly when compared to the year ended August 31, 1994, due to higher revenue streams from both the UniPort and the ESP products and to successful efforts by Precision to manage and control costs. The net loss of $18,640,263 for the year ended August 31, 1994, includes the effects of Precision's changing its estimated average useful lives used to compute depreciation for its computer equipment from five to six years to three years. The effect of this change in estimate was to increase Precision's net loss by approximately $4,000,000, or $.45 per share. The change did not affect cash flow.

     Basic and diluted net loss per share is based upon the weighted average common and common equivalent shares outstanding. The diluted net loss per share calculation does not include stock options, convertible securities and warrants, which are common stock equivalents, as their inclusion would be anti-dilutive.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and accompanying footnotes set forth information concerning ownership of Precision's common stock as of May 28, 1999, the record date. The table also shows information concerning beneficial ownership by all directors and nominees, by each of the current executive officers named in the Summary Compensation Table (the "Summary Compensation Table"), and by all directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of May 28,1999 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table:

                                                                Number of           Percent
                             Name                                Shares            of Class
     ----------------------------------------------------      -----------        ----------
     Alta Investissements, S.A...........................        2,808,427           15.64%
       8 Boulevard Emmanuel Servais
       L2535 Luexmbourg

     Vulcan Ventures Incorporated(1).....................        2,750,000           15.32%
       110-110th Avenue, N.E., Suite 530
       Bellevue, Washington 98004

     Anschutz Digital Media, Inc.(1)(2)..................        2,415,945           13.46%
       555 Seventeenth Street, Suite 2400
       Denver, Colorado  80202

     Hector Alcalde(3)...................................           65,000              *
     Ian M. Dalziel(4)...................................           35,000              *
     Francis R. Santangelo(5)............................          157,000              *
     Kenneth M. Clinebell(6).............................           51,740              *
                                                                ----------          ------
     All officers and directors as a group (4 persons)...          308,740            1.72%

     ______________________
     * Represents less than 1 percent

         The following table sets forth information relating to the beneficial ownership of Precision's Series A Preferred Stock as of May 28, 1999:

                      Name and Address                         Number of           Percent
                     of Beneficial Owner                        Shares            of Class
     ----------------------------------------------------     -----------        ----------
     Anschutz Digital Media, Inc.(2).....................       10,000             100.00%
       555 Seventeenth Street, Suite 2400
       Colorado, Denver  80202

         The following table sets forth information relating to the beneficial ownership of Precision's Series B Preferred Stock as of May 28, 1999:

                      Name and Address                         Number of           Percent
                     of Beneficial Owner                        Shares            of Class
     ----------------------------------------------------     ----------         ----------
     Primwest Holding, N.V...............................         1,500            33.33%
       7, Cours de Rive
       1204 Geneva, Switzerland
     Vulcan Ventures, Incorporated.......................         1,500            33.33%
       110-110th Avenue, N.E., Suite 530
       Bellevue, Washington 98004
     Anschutz Digital Media, Inc.........................         1,500            33.33%
       555 Seventeenth Street, Suite 2400
      Colorado, Denver  80202

         (1) Does not include Series B Preferred Stock (see table below). Further described in the section titled "Certain Relationships and Related Transactions."

         (2) Anschutz Digital Media, Inc. is a corporation organized under the laws of the State of Colorado. All or any portion of Series A Preferred Stock may be converted at any time into shares of common stock at a conversion price of $4.76 per share. The shares of Series A Preferred Stock may be converted into 1,218,487 shares of common stock or approximately 6.7 percent of the class. Assuming conversion of all the outstanding shares of Series A Preferred Stock, Anschutz Digital Media, Inc. would own 3,634,432 shares, representing approximately 20.3 percent of the class.

         (3) Does not include non-vested options to purchase 5,000 shares of common stock pursuant to Precision's Stock Option Plan for Outside Directors.

         (4) Does not include non-vested options to purchase 15,000 shares of common stock pursuant to Precision's Stock Option Plan for Outside Directors. Additionally, does not include: (i) grant by Alta Investissements S.A. ("Alta") of an option to acquire 14,720 shares of the common stock of Precision Systems, Inc. ("Stock") and (ii) grant by Primwest Holding N.V. (the controlling shareholder of Alta Investissements S.A.) ("Primwest") of an option to acquire five percent of the shares of Stock held by Primwest through its participation in Alta (currently expected to be not more than 99,545 shares, but may be considerably less), exercisable upon the distribution of such shares by Alta to Primwest at an undetermined future date.

         (5) Does not include non-vested options to purchase 15,000 shares of common stock pursuant to Precision's Stock Option Plan for Outside Directors.

         (6) Does not include non-vested options to purchase 12,000 shares of common stock pursuant to Precision's Employee Stock Option and Restricted Stock Plan.

                             SHAREHOLDER PROPOSALS

     If the merger is completed, there no longer will be public stockholders of Precision and no public participation in any future meetings of stockholders of Precision. However, if the merger is not completed, Precision intends to have its annual meeting and any proposal which a stockholder intends to present at the annual meeting of stockholders for fiscal 1998 must be received by Precision a reasonable time before Precision begins to print and mail its proxy materials in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. As to any proposal that a stockholder intends to present to stockholders without including it in Precision's proxy statement for the 1999 annual meeting of stockholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless Precision receives notice of the matter to be proposed not later than a reasonable time before Precision begins to print and mail its proxy materials. Even if proper notice is received on or prior to this time, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to such proposal as required by Rule 14a-4(c)(2) under the Exchange Act.

                      WHERE YOU CAN FIND MORE INFORMATION

     As required by law, Precision files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about Precision. You can inspect and copy these materials at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also may be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. Some of the information may also be accessed on the World Wide Web through the SEC's Internet address at http://www.sec.gov.

     In addition, Precision's common stock is presently quoted on The Nasdaq Market of The Nasdaq Stock Market. Reports, proxy statements and other information filed by Precision may be inspected at the offices of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006-1500.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows Precision to incorporate by reference information into this Proxy Statement, which means that Precision can disclose important information by referring you to another document filed separately with the SEC. Information incorporated by reference is considered part of this Proxy Statement, except to the extent that the information is superseded by information in this Proxy Statement. The following documents previously filed by Precision are hereby incorporated by reference in this Proxy Statement:

     . Precision's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the SEC on March 31, 1999, as amended by Form 10-K/A, filed with the SEC on April 30, 1999. This Proxy Statement is accompanied by a copy of Precision's 1998 Form 10-K, as so amended.

     . Precision's Current Report on Form 8-K, filed with the SEC on March 31, 1999.

     . Precision's Quarterly Report on Form 10-Q for the three months ended March 31, 1999, filed with the SEC on May 17, 1999. This Proxy Statement is accompanied by a copy of Precision's 1999 First Quarter Form 10-Q.

     All reports and other documents filed by Precision pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the special meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the filing date of such reports and other documents. These incorporated documents speak only as of their respective dates (or such other date as stated therein) and not as of the date of this Proxy Statement.

     This Proxy Statement incorporates by reference documents filed by Precision which are not presented herein or delivered herewith. These documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein) are available, without charge, upon written or oral request by any person, including any beneficial owner, to whom this Proxy Statement is delivered, from: Precision Systems, Inc., 11800 30th Court North, St. Petersburg, Florida 33716, Attention: Investor Relations (tel. (727) 572-
9300). In order to ensure timely delivery of the documents, any request should be made by July 2, 1999.

     You should rely only on the information contained in (or incorporated by reference into) this Proxy Statement. Precision has not authorized anyone to give any information different from the information contained in (or incorporated by reference into) this Proxy Statement. This Proxy Statement is dated June 4, 1999. You should not assume that the information contained in this Proxy Statement is accurate as of any later date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.


                                            the Order of the Board of Directors,

                                            /s/  Kenneth M. Clinebell
                                            ----------------------------------
                                            Kenneth M. Clinebell
                                            Secretary

                                                                      APPENDIX A


                         AGREEMENT AND PLAN OF MERGER

                                     among

                         ANSCHUTZ DIGITAL MEDIA, INC.,

                             PS ACQUISITIONS, INC.

                                      and

                            PRECISION SYSTEMS, INC.

                          Dated as of March 15, 1999

                               TABLE OF CONTENTS

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ARTICLE I THE MERGER.................................................................................       1

      Section 1.1 The Merger.........................................................................       1
      Section 1.2 Closing............................................................................       1
      Section 1.3 Effective Time.....................................................................       1
      Section 1.4 Effects of the Merger..............................................................       2
      Section 1.5 Certificate of Incorporation and Bylaws............................................       2
      Section 1.6 Directors; Officers................................................................       2

ARTICLE II EFFECT OF THE MERGER ON THE STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES      2

      Section 2.1 Conversion of Securities...........................................................       2
      Section 2.2 Exchange of Certificates...........................................................       4
      Section 2.3 Stock Transfer Books...............................................................       6
      Section 2.4 Appraisal Rights...................................................................       6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................       6

      Section 3.1 Organization, Qualification, Etc...................................................       6
      Section 3.2 Capital Stock......................................................................       8
      Section 3.3 Corporate Authority; No Violation..................................................       8
      Section 3.4  Reports and Financial Statements..................................................       9
      Section 3.5 No Undisclosed Liabilities.........................................................       9
      Section 3.6 Compliance with Laws...............................................................       10
      Section 3.7 Environmental Laws.................................................................       10
      Section 3.8 Employee Benefit Plans.............................................................       12
      Section 3.9 Absence of Certain Changes or Events...............................................       14
      Section 3.10 Litigation........................................................................       14
      Section 3.11 Contracts.........................................................................       15
      Section 3.12 Labor Matters.....................................................................       15
      Section 3.13 Tax Matters.......................................................................       15
      Section 3.14 Opinion of Financial Advisor......................................................       16
      Section 3.15 Takeover Laws.....................................................................       17
      Section 3.16 Required Vote of the Company Shareholders.........................................       17
      Section 3.17 Finders or Brokers................................................................       17
      Section 3.18 Related Party Transactions........................................................       17
      Section 3.19 Year 2000.........................................................................       17
      Section 3.20 Telecom Licenses; Operations of Licensed Facilities...............................       18
      Section 3.21 Information Supplied..............................................................       18
      Section 3.22 Property..........................................................................       18
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ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERSUB....................................       19

      Section 4.1 Organization, Qualification, Etc...................................................       19
      Section 4.2 Corporate Authority; No Violation..................................................       19
      Section 4.3 Finders or Brokers.................................................................       20
      Section 4.4 Financing..........................................................................       20

ARTICLE V COVENANTS AND AGREEMENTS...................................................................       20

      Section 5.1 Conduct of Business by the Company.................................................       21
      Section 5.2 Investigation......................................................................       22
      Section 5.3 Stockholder Approval; Filings......................................................       23
      Section 5.4 Additional Reports.................................................................       24
      Section 5.5 Reasonable Best Efforts............................................................       24
      Section 5.6 Takeover Statutes..................................................................       24
      Section 5.7 No Solicitation....................................................................       25
      Section 5.8 Public Announcements...............................................................       26
      Section 5.9 Indemnification and Insurance......................................................       26
      Section 5.10 Notification of Certain Matters...................................................       27
      Section 5.11 Employee Plans and Benefit Arrangements...........................................       27
      Section 5.12 Speer Financing...................................................................       28
      Section 5.13 Delivery of Final Audited Financials..............................................       29
      Section 5.14 Modification of Merger Structure..................................................       29

ARTICLE VI CONDITIONS TO THE MERGER..................................................................       29

      Section 6.1 Conditions to Each Party's Obligation to Effect the Merger.........................       29
      Section 6.2 Conditions to Obligations of the Company to Effect the Merger......................       30
      Section 6.3 Conditions to Obligations of Parent to Effect the Merger...........................       30

ARTICLE VII TERMINATION, WAIVER, AMENDMENT AND CLOSING...............................................       31

      Section 7.1 Termination or Abandonment.........................................................       31
      Section 7.2 Effect of Termination..............................................................       32
      Section 7.3 Termination Payments...............................................................       32

ARTICLE VIII MISCELLANEOUS...........................................................................       34

      Section 8.1 No Survival of Representations and Warranties......................................       34
      Section 8.2 Expenses...........................................................................       34
      Section 8.3 Counterparts; Effectiveness........................................................       34
      Section 8.4 Governing Law......................................................................       35
      Section 8.5 Notices............................................................................       35
      Section 8.6 Assignment; Binding Effect.........................................................       36
      Section 8.7 Severability.......................................................................       36
      Section 8.8 Enforcement of Agreement...........................................................       36
      Section 8.9 Miscellaneous......................................................................       36
      Section 8.10 Headings..........................................................................       37
      Section 8.11 Certain Definitions...............................................................       37
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      Section 8.12 Knowledge.........................................................................   37
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                                      iii

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of March 15, 1999 (this "Agreement"), is among Anschutz Digital Media, Inc., a Colorado corporation ("Parent"), PS Acquisitions, Inc., a Delaware corporation ("MergerSub"), and Precision Systems, Inc., a Delaware corporation (the "Company").

     WHEREAS, the respective Boards of Directors of Parent, MergerSub and the Company have approved and have declared advisable the merger of the Company with and into MergerSub (the "Merger"), upon the terms and subject to the conditions set forth herein, and have determined that the Merger and the other transactions contemplated hereby are in the best interests of their respective companies and shareholders; and

     WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

     Section 1.1  The Merger. Upon the terms and subject to the conditions set
                  ----------
forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into MergerSub at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of the Company shall cease and MergerSub shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL.

     Section 1.2  Closing. The closing of the Merger (the "Closing") will take
                  -------
place at 10:00 a.m., local time, at the offices of Hogan & Hartson L.L.P., 1200 Seventeenth Street, Suite 1500, Denver, Colorado on a date to be specified by the parties (the "Closing Date"), which shall be no later than the third business day after the first date that all of the conditions set forth in Sections 6.1(a) through (d) have been satisfied or waived, unless another place, time or date is agreed to by the parties hereto.

     Section 1.3  Effective Time. Subject to the provisions of this Agreement,
                  --------------
as soon as practicable on or after the Closing Date, the parties (i) shall file with the Secretary of State for the State of Delaware (the "Delaware Secretary of State") a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and (ii) shall make all other filings or recordings required under the DGCL to effect the Merger. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL, or at such subsequent date or time as Parent and the Company shall agree and specify in the

Delaware Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

     Section 1.4  Effects of the Merger. The Merger shall have the effects set
                  ---------------------
forth in Section 259 of the DGCL.

     Section 1.5  Certificate of Incorporation and Bylaws.
                  ---------------------------------------

          (a) The certificate of incorporation of MergerSub, in the form attached hereto as Exhibit A, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended.

          (b) The bylaws of MergerSub, as in effect immediately prior to the Effective Time, which shall contain indemnification provisions no less favorable to directors and officers of the Company than the corresponding provisions in the Company's bylaws as of the date hereof, until thereafter changed or amended, shall be the bylaws of the Surviving Corporation.

     Section 1.6  Directors; Officers. The directors and officers of MergerSub
                  -------------------
at the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors are duly elected and qualified.

                                  ARTICLE II

                       EFFECT OF THE MERGER ON THE STOCK
           OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     Section 2.1  Conversion of Securities. At the Effective Time, by virtue of
                  ------------------------
the Merger and without any action on the part of MergerSub, the Company or the holders of any of the following securities:

          (a) Each share of common stock of the Company, par value $0.01 per share (each a "Common Share"), each share of Series A Preferred Stock of the Company, par value $0.01 per share (each a "Series A Preferred Share"), and each share of Series B Preferred Stock of the Company, par value $0.01 per share (each "Series B Preferred Share" and, together with the Series A Preferred Shares, the "Preferred Shares"), held in the treasury of the Company and each such share or any warrant to obtain Common Shares of Company (the "Warrants") owned by Parent or any direct or indirect wholly owned Subsidiary (as defined in Section 8.11) of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (b) Each issued and outstanding share of common stock, par value $.01 per share, of MergerSub immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of Parent.

          (c) Each Series A Preferred Share issued and outstanding immediately prior to the Effective Time (other than those canceled pursuant to Section 2.1(a)) shall be converted into the right to receive $580.00 per share plus all accumulated but unpaid dividends and any accrued interest on such unpaid dividends up to (but not beyond) the Effective Time (the "Series A Consideration"). All such Series A Preferred Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each stock certificate previously evidencing Series A Preferred Shares ("Series A Stock Certificates") immediately prior to the Effective Time shall thereafter represent the right to receive the Series A Consideration in accordance with this Article II. The holders of Series A Stock Certificates shall cease to have any rights with respect to the Series A Preferred Shares evidenced thereby except as otherwise provided herein or by Law (as defined in Section 3.6).

          (d) Each Series B Preferred Share issued and outstanding immediately prior to the Effective Time (other than those canceled pursuant to Section 2.1(a)) shall be converted into the right to receive $1,000.00 per share plus all accumulated but unpaid dividends and any accrued interest on such unpaid dividends up to (but not beyond) the Effective Time (the "Series B Consideration"). All such Series B Preferred Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each stock certificate previously evidencing Series B Preferred Shares ("Series B Stock Certificates") immediately prior to the Effective Time shall thereafter represent the right to receive the Series B Consideration in accordance with this Article II. The holders of Series B Stock Certificates shall cease to have any rights with respect to Series B Preferred Shares evidenced thereby except as otherwise provided herein or by Law.

          (e) Subject to the other provisions of this Section 2.1, each Common Share that is issued and outstanding immediately prior to the Effective Time (excluding any Common Shares canceled pursuant to Section 2.1(a)) shall be converted into the right to receive $1.00 per share without interest (the "Per Share Consideration"). All such Common Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each stock certificate previously evidencing Common Shares ("Common Stock Certificates" and, together with Series A Certificates and Series B Certificates, "Stock Certificates") immediately prior to the Effective Time shall thereafter represent the right to receive the Per Share Consideration in accordance with this Article II. The holders of Common Stock Certificates shall cease to have any rights with respect to the Common Shares evidenced thereby except as otherwise provided herein or by Law.

          (f) Any outstanding Warrants and any outstanding options to acquire Common Shares granted to directors or employees of the Company under the Company Compensation and Benefit Plans (the "Options") shall be canceled prior to the Effective Time and, in lieu thereof, as soon as reasonably practicable as of or after the Effective Time, the holders of such Warrants or Options shall receive a cash payment from Parent equal to the product of (i) the total number of Common Shares previously subject to such Warrant or Option (ii) the excess of the Per Share Consideration over the exercise price per Common Share subject to such Warrants or Options.

          (g) A Letter of Transmittal (as defined in Section 2.2(b)) shall be included with each copy of the Proxy Statement (as defined in Section 5.3(b)) mailed to shareholders of the Company in connection with the Company Meeting (as defined in Section 5.3(a)). Parent and the Company shall each use its reasonable best efforts to mail or otherwise make available a Letter of Transmittal to all persons who become holders of Common Shares or Preferred Shares (collectively, the "Shares") during the period between the record date for the Company Meeting and the Company Meeting.

     Section 2.2  Exchange of Certificates.
                  ------------------------

          (a) At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited into an account (the "Exchange Fund") with the Norwest Bank, N.A., or such other bank or trust company designated by Parent and which is reasonably satisfactory to the Company (the "Exchange Agent") for the benefit of the holders of Shares, through the Exchange Agent, cash in an amount equal to the sum of (i) the number of Common Shares outstanding and not otherwise subject to cancellation pursuant to Section 2.1(a) multiplied by the Per Share Consideration, (ii) the number of Series A Preferred Shares outstanding and not otherwise subject to cancellation pursuant to Section 2.1(a) multiplied by the Series A Consideration and (iii) the number of Series B Preferred Shares outstanding and not otherwise subject to cancellation pursuant to Section 2.1(a) multiplied by the Series B Consideration (collectively, the "Merger Consideration"). The Exchange Agent shall, pursuant to irrevocable instructions in accordance with this Article II, deliver the cash contemplated to be distributed out of the Exchange Fund pursuant to Section 2.1. The Exchange Fund shall not be used for any other purpose. The Exchange Agent shall invest any cash in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

          (b) Parent will instruct the Exchange Agent to mail to each holder of record of Stock Certificates who has not previously surrendered his or her Stock Certificates with a validly executed Letter of Transmittal as soon as reasonably practicable after the Effective Time:

                  (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such holder's Stock Certificates shall pass, only upon proper delivery of the Stock Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify); and

                  (ii) instructions for use in effecting the surrender of the Stock Certificates in exchange for cash (collectively, the "Letter of Transmittal").

          (c) Upon the later of the Effective Time and the surrender of a Stock Certificate for cancellation (or the affidavits and indemnification regarding the loss or destruction of such certificates in accordance with
Section 2.2(h)) to the Exchange Agent together with the Letter of Transmittal, duly executed, and such other customary documents as may be required pursuant thereto, the holder of such Stock Certificate shall be entitled to receive in exchange therefor, and the Exchange Agent shall deliver in accordance with the Letter of Transmittal that portion of the Merger Consideration related to such Stock Certificate that such holder has the right to receive in respect of the Shares formerly evidenced by such Stock Certificate in accordance with Section 2.1.

               In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate evidencing cash paid in accordance with this Article II to a transferee shall be issued if the Stock Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

          (d) Until surrendered as contemplated by this Section 2.2, each Stock Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender that portion of the Merger Consideration related to such Stock Certificate.

          (e) Any portion of the Exchange Fund which remains undistributed to the holders of the Stock Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Stock Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the Merger Consideration.

          (f) None of Parent, the Company, MergerSub or the Exchange Agent shall be liable to any person in respect of any cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Stock Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any cash payable to the holder of such Stock Certificate would otherwise escheat to or become the property of any governmental body or authority), any Merger Consideration related to such Stock Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (g) Parent and MergerSub shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as Parent or MergerSub is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 3.13) or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or MergerSub, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or MergerSub.

          (h) If any Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Stock Certificate to be lost, stolen or destroyed and, if required by the Parent, the posting by such person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against it with respect to such Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Stock Certificate the applicable portion of the Merger Consideration, pursuant to this Article II.

          (i) In the event this Agreement is terminated without the occurrence of the Effective Time, Parent shall, or shall cause the Exchange Agent to, return promptly any Stock Certificates theretofore submitted or delivered to Parent or the Exchange Agent without charge to the person who submitted such Stock Certificates .

     Section 2.3  Stock Transfer Books. There shall be no further registration
                  --------------------
of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Stock Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by Law.

     Section 2.4  Appraisal Rights. Notwithstanding Section 2.1, Shares which
                  ----------------
are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted such Shares in favor of the Merger, who shall have delivered a written demand for relief as a dissenting shareholder in the manner provided under Section 262 of the DGCL, and who, as of the Effective Time, shall not have lost such right to relief as a dissenting shareholder shall not be converted into a right to receive Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and MergerSub that except as set forth in the corresponding sections or subsections of the Disclosure Schedule delivered to Parent by the Company concurrently with entering into this Agreement (the "Company Disclosure Schedule"):

     Section 3.1  Organization, Qualification, Etc.
                  --------------------------------

          (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws (as defined in Section 3.6) of Delaware and has the corporate power and authority to own its assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing does not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 3.1(b)) on the Company.

          Copies of the Company's articles of organization and bylaws filed or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 are complete and correct and in full force and effect on the date hereof.

          (b) Each of the Company's Subsidiaries is an entity duly organized, validly existing and in good standing (where applicable) under the Laws of its jurisdiction of incorporation or organization, has the corporate power and authority to own its assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or in good standing does not, individually or in the aggregate, have a Material Adverse Effect on the Company. All the outstanding shares of capital stock of, or other ownership interests in, the Company's Subsidiaries are validly issued, fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of all liens, claims, charges or encumbrances ("Encumbrances"), except for Encumbrances which individually or in the aggregate do not have a Material Adverse Effect on the Company. There are no existing options, rights of first refusal, conversion rights, preemptive rights, calls, commitments, arrangements or obligations of any character ("Share Arrangements") relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Subsidiary of the Company. None of the certificates of incorporation or bylaws or other organizational documents of any of the Company's Subsidiaries purport to grant rights to any person other than (1) customary rights given to all shareholders pro rata in accordance with their holdings and (2) customary rights with respect to corporate governance (including rights to notices) and rights of indemnification of directors and officers. The Company has delivered to Parent complete and correct copies of the certificate of incorporation and bylaws or other organizational documents of each of the Company's Subsidiaries that is not wholly owned by the Company and/or another of its wholly owned Subsidiaries.

          A complete listing of the Company's Subsidiaries is set forth in
Section 3.1(b) of the Company Disclosure Schedule. Except for the Company's Subsidiaries listed in Section 3.1(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to the "Company" or "Parent," as the case may be, means such state of facts, event, change or effect that

          (i) has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be, or

          (ii) would reasonably be expected to prevent or substantially delay consummation of the transactions contemplated by this Agreement.

          Section 3.2  Capital Stock.  The authorized stock of the Company
                       -------------
consists of 30,000,000 Common Shares and 50,000 shares of non-redeemable convertible preferred stock. As of March 15, 1999, 17,807,507 Common Shares were issued and outstanding, 10,000 Series A Preferred Shares were issued and outstanding and 4,500 Series B Preferred Shares were issued and outstanding. All of the outstanding Shares have been validly issued and are fully paid and non-assessable. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, as of March 15, 1999 there were no outstanding Share Arrangements to which the Company is a party relating to the issued or unissued capital stock or other securities of, or other ownership interests in, the Company, other than Options or Warrants to purchase 3,024,717 Common Shares granted on or prior to the date hereof pursuant to the Company's stock option plans, or equity incentive plans as set forth in Section 3.2(a) of the Company Disclosure Schedule (such plans being referred to collectively as the "Company Plans").

     Section 3.3  Corporate Authority; No Violation.
                  ---------------------------------

          (a) The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly and validly authorized by the Board of Directors of the Company and, except for the approval of its shareholders of this Agreement, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. The Board of Directors of the Company, at a meeting duly called and held at which a quorum was present throughout, has unanimously determined that the transactions contemplated by this Agreement are in the best interest of the Company and its shareholders and to recommend to such shareholders that they vote in favor of this Agreement and the Merger (the "Company Board Recommendation"). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

          (b) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, or the creation of any rights in favor of any party under, the certificate of incorporation or bylaws of the Company or the comparable governing instruments of any of its Subsidiaries, (ii) a breach or violation of or a default in any material respect under, or an acceleration of any obligations under, or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement, nongovernmental permit or license, order, decree, or other obligation ("Contracts") binding upon the Company or any of its Subsidiaries ("Company Contracts") or (provided, as to consummation, the filings and notices are made, and approvals are obtained, as referred to in Section 3.3(c)) any applicable Law or Decree (as defined in Section 3.6) or governmental permit or license to which the Company or any of its Subsidiaries is subject, or (iii) any material change in the rights or obligations of any party under any of the Company Contracts.

          (c) Other than in connection with or in compliance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and the securities or blue sky Laws of the various states and other than the filing of the Certificate of Merger with the Delaware Secretary of State, no authorization, consent or approval of, or filing with, any governmental, administrative or regulatory body or authority ("Governmental Entity") is necessary for the consummation by the Company of the transactions contemplated by this Agreement the failure to obtain which could be reasonably be expected to have a Material Adverse Effect on the Company.

     Section 3.4  Reports and Financial Statements. Since January 1, 1996, the
                  --------------------------------
Company has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act or the Exchange Act (such documents, as supplemented or amended since the time of filing, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports, including without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included or incorporated by reference in the Company SEC Reports (including any related notes and schedules) fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods set forth therein, in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments that would not be material in amount or effect).

     Section 3.5  No Undisclosed Liabilities. Except as disclosed in Section 3.5
                  --------------------------
of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, other than:

          (a) liabilities or obligations disclosed in the footnotes to the draft audited consolidated financial statements of the Company (including the footnotes thereto) as of and for the fiscal year ended December 31, 1998 submitted to Parent by Company prior to the date hereof (the "Draft Audited Financials"); and

          (b) liabilities or obligations which do not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.6  Compliance with Laws. The Company and each of its Subsidiaries
                  --------------------
each:

          (a) in the conduct of its businesses, is in compliance in all material respects with all federal, state, local and foreign statutes and laws, and all regulations, ordinances and rules promulgated thereunder (collectively, "Laws"), and all judgments, orders, rulings, injunctions or decrees of Governmental Entities (collectively, "Decrees"), applicable thereto or to the employees conducting such businesses;

          (b) has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to conduct its businesses substantially as presently conducted, except where the failure to have such permit, license, authorization, order or approval, or to make such filing, application or registration, could not be reasonably expected to have a Material Adverse Effect on the Company; all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to the best of the Company's knowledge, no suspension or cancellation of any of them is threatened; and

          (c) has received, since December 31, 1993, no notification or communication from any Governmental Entity other than those received in the ordinary course of business or as disclosed in Section 3.6 of the Company Disclosure Schedule:

                  (i) asserting that it is not in compliance with any of the Laws or Decrees which such Governmental Entity enforces; or

                  (ii) threatening to revoke any permit, license, authorization, order or approval.

     Section 3.7  Environmental Laws.
                  ------------------

             (a) Neither the Company nor any of its Subsidiaries is the subject of any pending, or to the knowledge of the Company threatened, actions, causes of action, claims, orders, investigations, or proceedings ("Litigation") (whether civil, criminal, administrative or arbitral) by any Governmental Entity or other person alleging liability or damages under or non-compliance with any Environmental Law (as defined below).

             (b) Neither the conduct nor the operation of the Company or its Subsidiaries violates or has in the past violated in any material respect any applicable Environmental Law.

             (c) Except as set forth in Section 3.7 of the Company Disclosure Schedule, there is not now on, in or under any property owned, leased or operated by the Company or any of its Subsidiaries any of the following:

                  (i) underground improvements, including but not limited to treatment or storage tanks or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Substances (as defined below);

                  (ii) asbestos-containing materials;

               (iii) polychlorinated biphenyls;

               (iv) other Hazardous Substances, in each case which would reasonably be expected to form the basis of liability or other obligation of the Company or any of its Subsidiaries under any applicable Environmental Laws; or

               (v)   a dump, landfill, filled in land or wetlands.

          (d) There has been no written report of any environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge and has in its possession or control in relation to the current or prior business of the Company or any property or facility now or previously owned, operated, or leased by the Company or any of its Subsidiaries which has not been made available to Parent at least ten days prior to the date hereof.

          (e) No property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, and no property to which Hazardous Substances originating on or from such properties or the businesses or assets of the Company or any of its Subsidiaries has been sent for treatment or disposal, is listed or proposed to be listed on the National Priorities List or CERCLIS or on any other governmental database or list of properties that may or do require investigation or cleanup under Environmental Laws.

          (f) No Encumbrance in favor of any person relating to or in connection with any claim under any Environmental Law has been filed or has attached to the property currently owned, operated or leased by the Company or any of its Subsidiaries.

          (g) No authorization, notification, recording, filing, consent, waiting period, remediation, investigation, or approval is required under any Environmental Law in order to consummate the transaction contemplated hereby, and there are no permits, licenses, certificates or approvals required under Environmental Laws require consent, notification, or other action to remain in full force and effect following consummation of the transaction contemplated hereby.

          (h) The Company has supplied Parent with a true and complete list of all permits, licenses, certificates and approvals required under Environmental Laws in order for the Company and each Subsidiary to conduct their businesses substantially as presently conducted.

          (i) "Environmental Laws" means any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act) and Decrees, including any plans, other criteria, or guidelines promulgated pursuant to such Laws and Decrees, relating to the generation, production, installation, use, storage, treatment, transportation, release (as defined below), threatened release, or disposal of Hazardous Substances, noise control, or the protection of human health or safety, natural resources, or the environment.

          (j) "Hazardous Substances" means any wastes, substances, radiation, or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are or become defined as a "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," "solid wastes," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) without limitation, which contain polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or
(iv) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.

     Section  3.8.  Employee Benefit Plans.
                    ----------------------

          (a) Section 3.8 of the Company Disclosure Schedule contains a complete list of all material written bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, employment or severance contracts, medical, dental, disability, health and life insurance plans, and other employee benefit and fringe benefit plans or other Contracts maintained or contributed to by the Company or any of its Subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing, or pursuant to which the Company or any of its Subsidiaries may have any liability that are Contracts with, or plans maintained primarily for the benefit of, individuals employed or rendering services in the United States and are not multiemployer plans within the meaning of Section 4001(a)(3) of ERISA (as defined in Section 3.8(c)) (collectively (whether or not material), the "Company Compensation and Benefit Plans").

          (b) The Company has delivered to Parent copies of all Company Compensation and Benefit Plans listed on Section 3.8 of the Company Disclosure Schedule, including, but not limited to, all amendments thereto, and all of such copies that have been delivered are true and correct.

          (c) Each of the Company Compensation and Benefit Plans has been and is being administered in accordance with the terms thereof and all applicable Laws. Each "employee pension benefit plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each such plan, a "Pension Plan") included in the Company Compensation and Benefit Plans (a "Company Pension Plan") which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances which could result in the revocation or denial of any such favorable determination letter. No material "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Compensation and Benefit Plan. There is no pending or, to the Company's knowledge, threatened Litigation relating to any of the Company Compensation and Benefit Plans.

          (d) No material liability under Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries or any entity which is considered one employer with the Company under Section 4001(a)(15) of ERISA or
Section 414 of the Code (any such entity, a "Company ERISA Affiliate"), other than such liabilities that have previously been satisfied. No notice of a "reportable event," within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Company Pension Plan or by any Company ERISA Affiliate within the past 12 months.

          (e) All contributions, premiums and payments required to be made under the terms of any Company Compensation and Benefit Plan have been made, except where the failure to do so does not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither any Company Pension Plan nor any single-employer plan of a Company ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Company Pension Plan or to any single-employer plan of a Company ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (f) Under each Company Pension Plan which is a defined benefit plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Company Pension Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Company Pension Plan, and there has been no adverse change in the financial condition of such Company Pension Plan (with respect to either assets or benefits) since the last day of the most recent plan year.

          (g) Neither the Company nor any of its Subsidiaries contributes to or is required to contribute to any multiemployer plan within the meaning of
Section 4001(c)(3) of ERISA ("Multiemployer Plan"). Neither the Company nor any of its Subsidiaries has incurred any material withdrawal liability (within the meaning of Section 4201 of ERISA) under any Multiemployer Plan within the past 5 years that has not been satisfied, nor could any such material withdrawal liability reasonably be expected to be incurred.

          (h) Except as set forth in the Company Compensation and Benefit Plans listed in Section 3.8 of the Company Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events):

              (i) constitute an event under any Company Compensation and Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any officers and directors of the Company;

              (ii) result in any payment or benefit that will or may be made by the Company, any of its Subsidiaries, Parent or any of their respective affiliates that will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code; or

              (iii) provide for any payment to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code.

          (i) The contributions of the Company and any of its Subsidiaries to any trust described in Section 501(c)(9) of the Code have complied with Section 419A of the Code.

          (j) Neither the Company nor its Subsidiaries have any obligations for retiree health and life benefits under any Company Compensation and Benefit Plan, except as set forth in the Company Disclosure Schedules. The Company or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

     Section 3.9.  Absence of Certain Changes or Events.  Except as set forth
                   ------------------------------------
in Section 3.9 of the Company Disclosure Schedule, since December 31, 1998, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course consistent with past practice, the Company and its Subsidiaries have not engaged in any transaction or series of related transactions material to the Company and its Subsidiaries taken as a whole other than in the ordinary course consistent with past practice, and there has not been any event, occurrence or development, alone or taken together with all other existing facts, that, individually or in the aggregate, has a Material Adverse Effect on the Company.

     Section 3.10. Litigation.  Except as disclosed in Section 3.10 of the
                   ----------
Company Disclosure Schedule, there is no Litigation pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries or any of their respective properties. The Company is not subject to any Decree that, individually or in the aggregate, has a Material Adverse Effect on the Company.

     Section 3.11. Material Contracts.
                   ------------------

          (a) All of the Company Contracts that are required to be described in the Company SEC Reports or to be filed as exhibits thereto are described in the Company SEC Reports or filed as exhibits thereto. Neither the Company nor any of its Subsidiaries nor any other party is in breach of or in default in any material respect under any Company Contract.

          (b) Except as disclosed in Section 3.11 of the Company Disclosure Schedule, there are no material Company Contracts with any Governmental Entity that will not continue to be binding and in full force and effect in accordance with its terms as a result of the consummation of the transactions contemplated herein.

     Section 3.12. Labor Matters.  As of the date of this Agreement, the
                   -------------
Company and its Subsidiaries do not have any collective bargaining agreements with any persons employed by the Company or any of its Subsidiaries or any persons otherwise performing services primarily for the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries in the process of negotiating any such agreement. There is no labor strike, dispute or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. None of the Company or its Subsidiaries is the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment. As of the date of this Agreement there are, to the knowledge of the Company, no organizational efforts currently being made involving any of the employees of the Company or any of its Subsidiaries.

     Section 3.13. Tax Matters.
                   -----------

          (a)  The Company and each of its Subsidiaries have:

               (i) filed all federal, state, local and foreign Tax Returns (as defined below) required to be filed by them (taking into account extensions);

               (ii) paid or accrued all Taxes (as defined below) shown to be due on such Tax Returns or which are otherwise due and payable; and

               (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received.

          For purposes of this Agreement,

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and includes, without limitation, any liability for Taxes of another person, as a transferee or successor, under Treas. Reg. Section 1.1502-6 or analogous provision of Law or otherwise; and

          "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          (b) Neither the Internal Revenue Service nor any other taxing authority has asserted in writing any claim for Taxes, or to the knowledge of the Company, is threatening to assert any claims for Taxes, against the Company or any of its Subsidiaries. The Company and each of its Subsidiaries have withheld or collected and paid over to the appropriate Governmental Entities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any material Tax Return of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code. There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries (other than liens for Taxes that are not yet due).

          (c)  Neither the Company nor any of its Subsidiaries:

               (i) has any liability under Treasury Regulation Section 1.1502-6 or analogous state, local or foreign law provision, or

               (ii) is a party to a Tax sharing or Tax indemnity agreement or any other agreement of a similar nature with any entity other than the Company or any of its Subsidiaries that remains in effect and under which the Company or any such Subsidiary could have any material liability for Taxes.

          No claim has been made in writing by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. Neither the Company nor any of its Subsidiaries is the subject of any currently ongoing audit or examination with respect to Taxes, nor, to the knowledge of the Company, has any such audit been threatened or proposed, by any taxing authority.

     Section 3.14. Opinion of Financial Advisor.  The Board of Directors of the
                   ----------------------------
Company has received written opinion of William Blair & Company ("Blair"), to the effect that, as of such date, the aggregate Merger Consideration to be received by the holders of the Common Shares (other than Parent or its affiliates) in the Merger is fair to such shareholders of the Company from a financial point of view. A copy of the written opinion of Blair has been delivered to Parent.

     Section 3.15. Takeover Laws.  The Company has taken all action required to
                   -------------
be taken by it in order to exempt Parent, MergerSub and this Agreement and the transactions contemplated hereby from, and Parent, MergerSub and this Agreement are exempt from, the requirements of all anti-takeover Laws and regulations (collectively, "Takeover Laws") of the State of Delaware, including without limitation Section 203 of the DGCL.

     Section 3.16. Required Vote of the Company Shareholders.  The affirmative
                   -----------------------------------------
vote of the holders of a majority of the Shares outstanding and entitled to vote at the Company Meeting (the "Company Shareholder Approval") is required to approve this Agreement and the Merger. No other vote of the shareholders of the Company is required by Law, the certificate of incorporation or bylaws of the Company or otherwise in order for the Company to consummate the Merger and the other transactions contemplated hereby.

     Section 3.17. Finders or Brokers.  Neither the Company nor any of its
                   ------------------
Subsidiaries has employed any investment banker, broker, finder or intermediary who might be entitled to any fee or any commission in connection with or upon consummation of the Merger, except for such fees and expenses payable by the Company to Blair pursuant to those certain letter agreements dated

March 13, 1998, August 27, 1998 and February 17, 1999 in an aggregate amount not to exceed $635,000, of which $325,000 plus certain out-of-pocket expenses had been paid prior to March 15, 1999.

     Section 3.18. Related Party Transactions.  Since December 31, 1995, none of
                   --------------------------
the Company and the Company's Subsidiaries or any officer, director, affiliate or "associate" (as that term is defined in Rule 12b-2 under the Exchange Act) of the Company has engaged in any transactions required to be disclosed by the Company in the Company SEC Reports, except as have been publicly disclosed by the Company or disclosed herein.

     Section 3.19. Year 2000.  The Company has no knowledge or reason to believe
                   ---------
that any computer software utilized in and material to the business of the Company or any of the Subsidiaries has or will develop problems relating to the proper processing or utilization of dates that span multiple centuries. The Company and the Subsidiaries have taken reasonable and practicable steps, including, without limitation, (i) evaluating all computer software utilized in the business of the Company and (ii) obtaining certifications and other information concerning the date-handling capabilities of any third party computer software included in Company's or the Subsidiaries' computer software products to identify, address, and remediate problems relating to the proper processing or utilization of dates that span multiple centuries. The Company has fully disclosed and made available to Parent any and all information and materials relating to problems with the proper processing or utilization of dates that span multiple centuries for any computer software utilized in the business of the Company or any of the Subsidiaries.

     Section 3.20. Telecom Licenses; Operations of Licensed Facilities. The
                   ---------------------------------------------------
Company and its Subsidiaries do not operate any assets or conduct any businesses for which the Company or any of its Subsidiaries is required to hold licenses from the FCC or any state communications regulatory authority.

     Section 3.21. Information Supplied.  None of the information supplied or to
                   --------------------
be supplied by the Company for inclusion or incorporation by reference into the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 3.22. Property.
                   --------

          (a) Section 3.22(a) of the Company Disclosure Schedule sets forth all of the real property owned or leased by the Company and its Subsidiaries that are material to the conduct of business of the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries owns fee title to each parcel of real property owned by it free and clear of all Liens, except for Permitted Liens (as defined in this Section 3.22).

          (b) With respect to the tangible properties and assets of the Company and its Subsidiaries (excluding real property) that are material to the conduct of the business of the

Company and its Subsidiaries, the Company and its Subsidiaries have good title to, or hold pursuant to valid and enforceable leases, all such properties and assets, with only such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect on the Company and subject to the Permitted Liens. All of the assets of the Company and its Subsidiaries have been maintained and repaired for their continued operation and are in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business, except where the failure to be in such repair or condition or so usable would not individually or in the aggregate have a Material Adverse Effect on the Company.

          (c) Neither the Company nor any of its Subsidiaries has received notice that any party thereto is in default in any material respect under any material lease, sublease, license, sublicense or use or occupancy agreement to which it is a party.

          (d) As used in this Agreement, "Permitted Liens" shall mean: (i) statutory liens securing payments not yet delinquent or the validity of which are being contested in good faith by appropriate actions; (ii) purchase money liens arising in the ordinary course; (iii) liens for Taxes not yet due and payable or delinquent; (iv) liens reflected or reserved against in the balance sheet of the Company included in the Draft Audited Financials (which have not been discharged); (v) liens which in the aggregate do not materially detract from the value of or materially impair the present and continued use of the properties or assets subject thereto in the usual and normal conduct of the business of the Company; (vi) liens on leases, subleases, sub-subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest which is prior in right or prior in lien to that of the subject lease, sublease, sub-sublease, easement, license, right of use, right to access or right of way; (vii) any liens set forth in the title policies, endorsements, title commitments, title certificates and title reports relating to the Company's interests in real property, copies of which have been provided to Parent and MergerSub; and (viii) Liens described in the Company SEC Reports. For the purposes hereof "Company's real property" and "Company's interests in real property" shall include the real property and interests therein owned or held respectively by the Company or any of its Subsidiaries.

                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERSUB

     Parent and MergerSub represent and warrant to the Company that:

          Section 4.1  Organization, Qualification, Etc.  Parent is an entity
                       --------------------------------
duly organized, validly existing and in good standing (where applicable) under the Laws of Colorado and MergerSub is an entity duly organized, validly existing and in good standing (where applicable) under the Laws of Delaware. Each of Parent and MergerSub has the corporate power and authority to own its assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification. All the outstanding shares of capital stock of MergerSub are validly issued, fully paid and non-assessable and are owned by

Parent, directly or indirectly, free and clear of all Encumbrances, except for Encumbrances which individually or in the aggregate do not have a Material Adverse Effect on Parent.

     Section 4.2  Corporate Authority; No Violation.
                  ---------------------------------

          (a) Each of Parent and MergerSub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance by each of Parent and MergerSub of its obligations hereunder have been duly and validly authorized by the Board of Directors of Parent and MergerSub and no other corporate proceedings on the part of either Parent or MergerSub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and MergerSub and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, constitutes a valid and binding agreement of each of Parent and MergerSub, enforceable against Parent or MergerSub, as the case may be, in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

          (b) Except for any breach, violation, default, acceleration, creation or change that does not, individually or in the aggregate, have a Material Adverse Effect on Parent or MergerSub, the execution, delivery and performance of this Agreement by Parent and MergerSub does not, and the consummation by Parent and MergerSub of the Merger and the other transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, the certificate of incorporation or bylaws of Parent or MergerSub, as the case may be, or (ii) a breach or violation of, or a default under, or an acceleration of any obligations under, or the creation of a lien, pledge, security interest or other encumbrance on the assets of either of Parent or MergerSub (with or without notice, lapse of time or both) pursuant to, any Contract binding upon Parent or any of its Subsidiaries or MergerSub or (provided, as to consummation, the filings and notices are made, and approvals are obtained, as referred to in Section 4.3(c)) any applicable Law or Decree or governmental permit or license to which Parent or any of its Subsidiaries or MergerSub is subject.

          (c) Other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act, the HSR Act, and the securities or blue sky Laws of the various states and other than the filing of the Delaware Certificate of Merger with the Delaware Secretary of State, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by Parent or MergerSub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on either Parent or MergerSub.

     Section 4.3  Finders or Brokers.  Neither Parent nor MergerSub has employed
                  ------------------
any investment banker, broker, finder or intermediary who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

     Section 4.4  Financing.  Parent has or has available to it cash or cash
                  ---------
equivalents or lines of credit for use in connection with the acquisition of the Company in an aggregate amount necessary to consummate the Merger.

                                   ARTICLE V

                           COVENANTS AND AGREEMENTS

     Parent, MergerSub and the Company hereby covenant and agree with one another as follows:

          Section 5.1  Conduct of Business by the Company.  During the period
                       ----------------------------------
between the date hereof and the Effective Time, except as may otherwise be consented to in writing by the other parties hereto (which consent shall not be unreasonably withheld) or as may be expressly permitted pursuant to this Agreement or as set forth in Section 5.1 of the Company Disclosure Schedule, as applicable, the Company shall, and shall cause each of its Subsidiaries to, conduct its operations in the ordinary and usual course of business as heretofore conducted and preserve intact its business organization and goodwill in all material respects, keep available the services of its officers and employees as a group, subject to changes in the ordinary course, and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing, unless in each case in receipt of a consent as set forth above the Company shall not, and shall cause its Subsidiaries not to:

          (a) authorize, declare, set aside or pay any dividends on or make any distribution with respect to its outstanding shares of stock, except that wholly owned Subsidiaries of the Company may pay dividends on or make distributions of cash to the Company or another wholly owned Subsidiary of the Company;

          (b) except in the ordinary course of business consistent with past practice, enter into or amend any employment, severance or similar agreements or arrangements with, or grant any bonus or salary increases or otherwise increase the compensation or benefits provided to, any of their respective employees;

          (c) except as expressly permitted by Section 5.8, authorize or publicly announce an intention to authorize, or enter into an agreement with respect to, or take any action to consummate any agreement or arrangement with respect to:

              (i) any merger, consolidation or business combination (other than the Merger),

              (ii) any liquidation, dissolution, restructuring, recapitalization or other reorganization or

               (iii) any acquisition or disposition of a material amount of assets (other than purchases and sales of raw materials, supplies, inventory, products or services in the ordinary course of business consistent with past practice) or securities, or any release or relinquishment of any material rights under any material Contracts;

          (d) propose or adopt any amendments to its certificate of incorporation or bylaws;

          (e) issue, sell, pledge or otherwise dispose of or encumber any capital stock owned by it in any of its Subsidiaries;

          (f) except, in the case of the Company, upon exercise of Options outstanding on the date hereof as set forth in Section 3.2, issue, sell or otherwise permit to become outstanding any shares of its capital stock, or effect any stock split or reverse stock split or otherwise change its equity capitalization as it existed on March 15, 1999, or redeem, repurchase or otherwise acquire any shares of its capital stock;

          (g) grant or award any options (other than in the ordinary course of business), warrants, conversion rights or other rights to acquire any shares of capital stock of the Company or its Subsidiaries, or enter into any other Share Arrangement relating to its capital stock;

          (h) except as required by applicable Law or an existing Contract disclosed to Parent, amend the terms of any Company Compensation or Benefit Plan, including the Company Plans or adopt any new employee benefit or compensation plan;

          (i) except pursuant to existing credit agreements or other agreements of the type disclosed in Section 5.1 of the Company Disclosure Schedule and entered into in the ordinary course consistent with past practice, incur, create, assume or otherwise become liable for any indebtedness for borrowed money;

          (j) except in the ordinary course of business, consistent with past practice, transfer, lease, license, mortgage, pledge or encumber any material asset or material amount of assets;

          (k) incur or commit to any capital expenditure in excess of $50,000 individually or $250,000 in the aggregate;

          (l) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or Regulation S-X promulgated under the Exchange Act;

          (m) settle any Litigation to which it is a party or the indemnifying party or indemnifying any third party with respect to such Litigation; or

          (n)  agree or commit to do anything prohibited by this Section 5.1.

     Section 5.2  Investigation. During the period between the date hereof and
                  -------------
the Effective Time, the Company shall afford Parent and Parent's officers, employees, accountants, counsel and other authorized representatives reasonable access, during normal business hours, to its and its Subsidiaries':

          (a) properties, contracts, books and records (including but not limited to (i) tax returns, (ii) audits, assessments, reports, studies, monitoring results and any other information or documents relevant to the environment or occupational health and safety and (iii) accountants work papers);

          (b) any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities Laws;

          (c) any other information concerning its business, properties and personnel as the other may reasonably request; and

          (d) to (i) conduct tests of the soil, surface or subsurface waters, and air quality at, in, on, beneath or about any of its properties, in a manner consistent with good engineering practice; (ii) inspect all records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents relevant to Hazardous Substances or other environmental conditions, and (iii) to inspect all buildings and equipment at any of its properties for asbestos-containing materials or other Hazardous Substances; provided, however, that no investigation pursuant to this Section
5.2 shall affect or be deemed to modify any representation or warranty made by the Company, Parent or MergerSub.

          Parent, MergerSub and the Company hereby agree that each of them will treat any such information in accordance with the Confidential Disclosure Agreement dated February 25, 1999 between the Company and Parent (the "Confidentiality Agreement"). Notwithstanding any provision of this Agreement to the contrary, no party shall be obligated to make any disclosure in violation of applicable Laws or if disclosure would cause a forfeiture of attorney-client privilege. The Company and Parent will make appropriate substitute disclosure arrangements if the circumstances of the preceding sentence apply.

     Section 5.3  Stockholder Approval; Filings.
                  -----------------------------

          (a) Subject to the terms and conditions contained herein, the Company shall submit this Agreement and the Merger for approval to the holders of Shares at a meeting to be duly held for this purpose by the Company (the "Company Meeting"). The Company shall take all action in accordance with the federal securities Laws, the DGCL and its articles of organization, certificate of incorporation, and bylaws necessary to duly convene the Company Meeting. In the absence of a Company Competing Transaction (as defined in Section 5.7(a)) or a Company Business Combination (as defined in Section 7.3(d)) that the Board of Directors of the Company believes to be a Superior Transaction (as defined in Section 5.7(d)), the Board of Directors of the Company shall recommend that the Company's stockholders approve such matters, which recommendation shall be contained in the Proxy Statement (as defined below), and use its reasonable best efforts to take all lawful action to solicit such approval by such stockholders.

          (b) Each of the Company and Parent agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the proxy statement to be filed with the SEC in connection with the Merger (the "Proxy Statement") and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading. Each of the Company and Parent further agrees that if it shall become aware prior to the time of the Company Meeting of any information that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary in order to make the statements made therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

     Section 5.4  Additional Reports. The Company shall furnish copies of any
                  ------------------
Company SEC Reports that it files with the SEC on or after the date hereof, and the Company represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended, in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments).

     Section 5.5  Reasonable Best Efforts. Each of the parties shall use its
                  -----------------------
reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (a) the obtaining of (and cooperating with the other parties to obtain) waivers, consents, exemptions, licenses, permits, authorizations, orders and approvals from, and the making of all other necessary registrations and filings with, Governmental Entities (including, without limitation, filings required to be made pursuant to the HSR
Act), (b) the obtaining of (and cooperating with the other parties to obtain) all waivers, consents, exemptions, licenses, authorizations and approvals from third parties which may be necessary or desirable to be obtained by reason of the Merger or in order to consummate the transactions contemplated by, and to fully carry out the purposes of and realize the benefits of, this Agreement, and
(c) the execution and delivery of any additional instruments necessary to consummate the transaction contemplated by, and to fully carry out the purposes of and realize the benefits of, this Agreement.

     Section 5.6  Takeover Statutes. None of the parties shall take any action
                  -----------------
that would cause the transactions contemplated by this Agreement to be subject to the requirements of any Takeover Law. If any Takeover Law shall become applicable to the transactions contemplated by this Agreement, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby, and otherwise act to eliminate or minimize the effects of such Takeover Law on the transactions contemplated hereby.

     Section 5.7  No Solicitation.
                  ---------------

          (a) During the term of this Agreement, the Company shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit or initiate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving the Company, or the acquisition of 10% or more of the outstanding capital stock of the Company (other than upon exercise of Options and Warrants which are outstanding as of the date hereof) or any Subsidiary of the Company or, the acquisition of 10% or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing (a "Company Competing Transaction"), or negotiate or otherwise engage in discussions with any person (other than Parent, MergerSub or their respective directors, officers, employees, agents or representatives) with respect to any Company Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement, and will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Company Competing Transaction; provided that, at any time prior to the approval of the Merger by the shareholders of the Company, the Company may furnish information to, and negotiate or otherwise engage in discussions with, any party (a "Company Third Party") who (x) delivers a bona fide written proposal for a Company Competing Transaction which was not solicited or initiated by the Company, directly or indirectly, after the date of this Agreement and (y) enters into an appropriate confidentiality agreement with the Company (which agreement shall be no less favorable to the Company than the Confidentiality Agreement, and a copy of which will be delivered to Parent promptly after the execution thereof), if, but only if, the Board of Directors of the Company determines in good faith by a majority vote after consultation with the Company's independent financial advisors, that such proposal could reasonably be expected to lead to a Superior Transaction; provided further, that nothing in this Agreement shall prevent the Company from complying with the provisions of Rule 14e-2 promulgated under the Exchange Act with respect to a Company Competing Transaction.

          (b) From and after the execution of this Agreement, the Company shall promptly advise Parent in writing of the receipt, directly or indirectly, of any inquiries or proposals relating to a Company Competing Transaction (including the specific terms thereof and the identity of the third party), shall keep Parent reasonably informed of the status of any such inquiries or proposals, of the furnishing of information to the Company Third Party, and of any negotiations or discussions relating thereto (including any changes or adjustments to the material terms of such Company Competing Transaction as a result of negotiations or otherwise).

          (c) If, prior to the approval of the Merger by the shareholders of the Company, the Board of Directors of the Company determines in good faith by a majority vote, with respect to any written proposal from a Company Third Party for a Company Competing Transaction received after the date hereof that was not solicited or initiated by the Company, directly or indirectly, after the date of this Agreement, that such Company Competing Transaction is a Superior Transaction and is in the best interest of the Company and its shareholders, and the Board of Directors of the Company has received a written opinion (a copy of which shall have been delivered to Parent) from the Company's independent financial advisors that the Company Competing Transaction is a Superior Transaction, then the Company may terminate this Agreement and enter into an acquisition agreement for the Superior Transaction; provided that, prior to any such termination, and in order for such termination to be effective, (i) the Company shall provide Parent two business days' written notice that it intends to terminate this Agreement pursuant to this Section 5.7(c), identifying the Superior Transaction and the parties thereto and delivering an accurate description of all material terms of the Superior Transaction to be entered into and (ii) on the date of termination (provided that the opinion from the Company's financial advisor referred to above shall continue in effect without revocation, revision or modification), the Company shall deliver to Parent (A) a written notice of termination of this Agreement pursuant to this Section 5.7(c),
(B) a wire transfer of immediately available funds in the amount of the Company Termination Fee and the Commitment Expenses (each as defined in Section 7.3), and (C) a written acknowledgment from the Company and each other party to the Superior Transaction that it will not contest the payment of the Company Termination Fee and Commitment Expenses, and Parent shall deliver to Company a full release.

          (d) "Superior Transaction" shall mean a Company Competing Transaction which the Board of Directors of the Company reasonably determines is more favorable to the Company and its shareholders than the Merger and which is not subject to any financing condition. Reference in the foregoing definition to the "Merger" shall include any proposed alteration of the terms of this Agreement committed to in writing by Parent in response to such Company Competing Transaction.

     Section 5.8  Public Announcements. Each of the parties agrees that it
                  --------------------
shall not, nor shall any of their respective affiliates, issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the transactions contemplated hereby without the prior approval of the other party, except such disclosure as may be required by Law, any listing agreement with a national securities exchange or any of the rules of the NASDAQ Stock Market; provided, if such disclosure is required by Law, any such listing agreement or any such rules, such disclosure shall not be made without prior consultation of the other parties.

     Section 5.9  Indemnification and Insurance.
                  -----------------------------

          (a) Parent and MergerSub agree that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company or any of its Subsidiaries (the "Indemnified Parties") as provided in its articles of organization or bylaws or in any agreement (collectively, the "Company Indemnity Provisions") shall survive the Merger and shall continue in full force and effect in accordance with their terms.

          (b) For two years from the Effective Time, Parent shall indemnify, defend and hold harmless each of the Indemnified Parties for acts or omissions occurring at or prior to the Effective Time (including any such act or omission as to which Parent or the Surviving Corporation has received a claim during such two year period but as to which no final judicial determination or settlement has been made) for which the Indemnified Parties would have been entitled to indemnification under the Company Indemnity Provisions to the fullest extent permitted by applicable Law, including with respect to taking all actions necessary to advance expenses to the extent permitted by applicable Law and, in any such case, to the extent contemplated by the Company Indemnity Provisions.

          (c) Parent shall use its reasonable best efforts to obtain and maintain in effect, or cause the Surviving Corporation to obtain and maintain in effect, for three years from the Effective Time, the Company's current directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent); provided, however, that in no event shall Parent or the Surviving Corporation be required to expend in any year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance, and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall or shall cause the Surviving Corporation to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (d) The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives and may not be amended or altered so as to materially and adversely affect the rights of any Indemnified Party described in this
Section 5.9 without the written consent of such affected Indemnified Party.

     Section 5.10 Notification of Certain Matters.  Each of the Company and
                  -------------------------------
Parent shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other existing facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it, or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     Section 5.11  Employee Plans and Benefit Arrangements.
                   ---------------------------------------

          (a) From and after the Effective Time, subject to applicable Law, Parent shall cause the Surviving Corporation and its Subsidiaries to honor the obligations of the Company and its Subsidiaries under all existing Company Compensation and Benefit Plans.

          (b) Parent agrees that, for at least one year from the Effective Time, subject to applicable Law, the Surviving Corporation and its Subsidiaries shall provide benefits to the individuals who, as of the Effective Time, were employees of the Company or any of its Subsidiaries which will, in the aggregate, be on the same terms and conditions as similarly situated employees of Parent. Nothing herein shall be construed to prevent the termination of employment of any employee or any amendment or termination of any Company Compensation and Benefit Plan to the extent permitted by the terms and conditions thereof as in effect on the date hereof.

          (c) After the Effective Time, Parent shall grant (if applicable), and shall cause the Surviving Corporation and its Subsidiaries to grant, to all individuals who are, as of the Effective Time, employees of the Company or any of its Subsidiaries credit for all service with the Company, any of its present and former Subsidiaries, any other affiliate of the Company and their respective predecessors (collectively, the "Company Affiliated Group") prior to the Effective Time for purposes of eligibility and vesting (but not benefit accrual) to the extent that prior service with Parent or its Subsidiaries is recognized in respect of employees other than the employees of the Company Affiliated Group and to the extent such service was recognized under the corresponding plan of the Company and its Subsidiaries prior to the Effective Time. Any employee benefit plan which provides medical, dental or life insurance benefits after the Effective Time to any individual who is a current or former employee of the Company Affiliated Group as of the Effective Time or a dependent thereof shall, with respect to such individuals, waive any waiting periods and any pre-existing conditions and actively-at-work exclusions to the extent so waived under present policy of the Company Affiliated Group and shall provide that any expenses incurred on or before the Effective Time by such individuals shall be taken into account under such plans for purposes of satisfying applicable deductible or coinsurance provisions to the extent taken into account under present policy of the Company Affiliated Group.

          (d) The Company shall amend all trusts and other funding arrangements to the extent necessary to provide that no event which occurs in connection with the transactions contemplated by this Agreement shall require the Company, the Surviving Corporation, or any of their affiliates to make any payment of cash or other property to any such trust or funding arrangement.

     Section 5.12  Speer Financing. Upon the closing of the transactions
                   ---------------
contemplated under that certain Asset Purchase Agreement dated as of February 16, 1999 by and among Parent, Speer Communications Holdings Limited Partnership, a Nevada limited partnership, Speer Virtual Media Limited Partnership, a Nevada limited partnership, Speer World Wide Digital Limited Partnership, a Nevada limited partnership, Speer Productions Limited Partnership, a

Nevada limited partnership, Professional Video Services Corporation, a Delaware corporation, and Enhanced Services of Nevada, Inc., a Nevada corporation, RMS Limited Partnership, a Nevada limited partnership, and Roy M. Speer, Parent shall assume the promissory notes and loan agreements in effect between Speer Communications Holdings Limited Partnership and the Company in an aggregate amount not to exceed $5,000,000 of which $3,750,000 has been loaned to the Company as of the date hereof (the "Line of Credit"). In the event such closing occurs, none of Parent, MergerSub nor any affiliate shall accelerate or demand the payment under the Line of Credit so assumed of any amounts outstanding thereunder prior to the termination of this Agreement in accordance with its terms, and Parent agrees to extend additional credit under the Line of Credit in accordance with and subject to the terms and provisions thereof.

     Section 5.13  Delivery of Final Audited Financials. Not later than the
                   ------------------------------------
earlier of (a) ten days from the date hereof and (b) two business days prior to the filing of the Proxy Statement with the SEC, the Company shall deliver to Parent final audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 1998 (the "Final Audited Financials").

     Section 5.14  Modification of Merger Structure. The parties hereto
                   --------------------------------
acknowledge that Parent has had limited opportunity to examine the financial and tax condition of the Company. Accordingly, the Company agrees that Parent shall have the right, within 10 business days from the date hereof, to alter the structure of the Merger to provide that the Company be the surviving corporation in the Merger and in the event Parent elects to make such alteration the Company agrees to enter into an amendment to this Agreement to effect such election accordingly; provided, however, that the Company shall have no obligation and Parent shall have no right to cause any other change to the terms or conditions of this Agreement.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

     Section 6.1   Conditions to Each Party's Obligation to Effect the Merger.
                   ----------------------------------------------------------
The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date (or waiver by the party for whose benefit the applicable condition exists) of the following conditions:

          (a) The holders of the issued and outstanding Shares shall have duly approved this Agreement and the Merger all in accordance with applicable Law, the certificate of incorporation and bylaws of the Company, and the rules of the NASDAQ Stock Market Smallcap Market.

          (b) All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated, other than any such regulatory approvals the failure to obtain which is not reasonably likely, individually, in the aggregate or together with all other existing facts, events and circumstances, to result in any

Material Adverse Effect on the Company (in the case of Parent's obligation to close) or on Parent (in the case of the Company's obligation to close).

          (c) No Law or Decree shall have been enacted, entered, promulgated, or enforced by any court or other tribunal or Governmental Entity which prohibits or makes illegal the consummation of any of the transactions contemplated hereby. In the event any such Decree shall have been issued, each party shall use its reasonable efforts to remove any such Decree.

          (d) Prior to April 1, 1999, the Company shall have received from each of Mr. Didier Primat (the beneficial owner of the Shares held by Alta Investissements SA) and Vulcan Ventures Incorporated ("Vulcan") or their respective successors extensions for payment of those certain loans each of which is up to $2,000,000 (the "Preferred Shareholder Loans") in aggregate principal amount from Mr. Primat and Vulcan to the Company from April 1, 1999 to August 1, 1999.

     Section 6.2  Conditions to Obligations of the Company to Effect the Merger.
                  -------------------------------------------------------------
The obligation of the Company to effect the Merger is further subject to the conditions that:

          (a) The representations and warranties of Parent and MergerSub contained herein (which for purposes of this clause (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualification) shall be true and correct in all respects as of the Closing Date with the same effect as though made as of the Closing Date (provided that any representations and warranties made as of a specified date shall be required only to continue on the Closing Date to be true and correct as of such specified date) except (i) for changes specifically permitted by the terms of this Agreement and (ii) where the failure of the representations and warranties to be true and correct in all respects would not in the aggregate have a Material Adverse Effect on either Parent or MergerSub.

          (b) Each of Parent and MergerSub shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

          (c) Each of Parent and MergerSub shall have delivered to the Company a certificate, dated the Closing Date and signed by its President or a Vice President, certifying the satisfaction of the conditions set forth in the foregoing clauses (a) and (b).

          (d) Parent shall have undertaken to cause the Surviving Corporation to pay off the Preferred Shareholder Loans no later than one business day subsequent to the Closing Date.

     Section 6.3  Conditions to Obligations of Parent to Effect the Merger. The
                  --------------------------------------------------------
obligation of Parent to effect the Merger is further subject to the conditions that:

          (a) The representations and warranties of the Company contained herein (which for purposes of this clause (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualification) shall be true and correct in all respects as of the Closing Date with the same effect as though made as of the Closing Date (provided that any representations and warranties made as of a specified date shall be required only to continue on the Closing Date to be true and correct as of such specified date) except (i) for changes specifically permitted by the terms of this Agreement and (ii) where the failure of the representations and warranties to be true and correct in all respects would not in the aggregate have a Material Adverse Effect on the Company.

          (b) The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

          (c) The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by its President or a Vice President, certifying the satisfaction of the conditions set forth in the foregoing clauses
(a) and (b).

                                  ARTICLE VII

                  TERMINATION, WAIVER, AMENDMENT AND CLOSING

     Section 7.1  Termination or Abandonment. This Agreement may be terminated
                  --------------------------
and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company):

          (a)     by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company if the Merger shall not have been consummated before July 15, 1999; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

          (c) by Parent if (i) the Board of Directors of the Company shall or shall resolve to (A) withdraw the Company Board Recommendation, (B) modify such recommendation in a manner adverse to Parent or MergerSub or refuse to affirm the Company Board Recommendation as promptly as practicable (but in any case within 10 business days) after receipt of any written request from Parent which request was made on a reasonable basis, or (C) approve or recommend any proposed Company Business Combination (as defined in Section 7.3(d)), or (ii) the Company has failed to call the Company Meeting or to mail the Proxy Statement to its shareholders on or before June 7, 1999, or has failed to include in such statement mailed by the Company the Company Board Recommendation;

          (d) by Parent or the Company if at the Company Meeting (including any adjournment or postponement thereof) the requisite vote of the shareholders of the Company to approve this Agreement and the Merger shall not have been obtained;

          (e) by either the Company or Parent, if there shall be any Law or Decree that prohibits or makes illegal consummation of the Merger or if any Decree enjoining Parent or the

Company from consummating the Merger is entered and such Decree shall become final and nonappealable;

          (f) by Parent or the Company if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 6.2 (in the case of a breach by the Company) or Section 6.3 (in the case of a breach by Parent), and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach;

          (g) by Parent if (i) the Company has filed a petition in bankruptcy, is insolvent or has sought relief under any law related to the Company's financial condition or its ability to meet its payment obligations or (ii) any involuntary petition in bankruptcy has been filed against Company, or any relief under any such law has been sought by any creditor(s) of Company, unless such involuntary petition is dismissed, or such relief is denied, within 30 days after it has been filed or sought; or

          (h) by Parent if (i) either (x) the aggregate liabilities of the Company and its Subsidiaries taken as a whole or (y) the consolidated net working capital of the Company and its Subsidiaries, each as set forth on the Final Audited Financials, is subject to an adverse change in excess of 3% of such aggregate liabilities or consolidated net working capital, respectively, as set forth in the Draft Audited Financials or (ii) the Company fails to deliver the Final Audited Financials in accordance with the time parameters set forth in
Section 5.13.

          Section 7.2  Effect of Termination.  In the event of the termination
                       ---------------------
of this Agreement pursuant to Section 7.1, this Agreement, except for the provisions of this Section 7.2 and Sections 7.3, 8.2 and 8.4 shall become void and have no effect, without any liability on the part of any party or any of its affiliates. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for any willful breach of any provision of this Agreement.

          Section 7.3  Termination Payments.
                       --------------------

          (a) Upon the happening of a Company Triggering Event (as defined below), the Company shall pay to Parent (or to any Subsidiary of Parent designated in writing by Parent to the Company) the amount of $750,000 (the "Company Termination Fee") (plus any Expense Fee that may be payable in the same circumstances), by wire transfer of immediately available funds

              (i) on the second business day after such termination in the case of clause (a) of the definition of Company Triggering Event,

              (ii) on or prior to the date of such termination, in the case of clause (c) of the definition of Company Triggering Event, or

              (iii) on the earlier of the date an agreement is entered into with respect to a Company Business Combination (as defined in Section 7.3(d)) or a Company Business Combination is consummated, in the case of clauses (b) or (d) of the definition of Company Triggering Event. In no event shall more than one Company Termination Fee be payable under this Agreement.

          "Company Triggering Event" means any one of the following:

                     a) a termination of this Agreement by Parent pursuant to Section 7.1(c);

                     b) a termination of this Agreement by Parent or the Company pursuant to Section 7.1(d), if (1) any Company Business Combination is publicly proposed or announced on or after the date hereof and prior to the Company Meeting and (2) any Company Business Combination is entered into, agreed to or consummated by the Company or any of its subsidiaries with the other party or parties to such publicly proposed or announced Company Business Combination within 12 months of such termination of this Agreement;

                     c) a termination of this Agreement by Parent pursuant to Section 7.1(f) (but only if the breach of warranty, representation, covenant or agreement that gives rise to such termination arises out of bad faith or willful misconduct of the Company), if any Company Business Combination is entered into, agreed to or consummated by the Company within 6 months of such termination of this Agreement with a party with which the Company had contact prior to such termination.

          (b) Notwithstanding Section 8.2, if this Agreement is terminated by Parent or the Company pursuant to Sections 7.1(d) or 7.1(h), then the Company shall pay to Parent, on the second business day after such termination, by wire transfer of immediately available funds, a cash amount necessary to compensate the Parent for all reasonable fees and expenses incurred at any time prior to such termination by it or on its behalf in connection with the Merger, the preparation of this Agreement and the transactions contemplated by this Agreement; provided that Parent shall provide reasonable records relating to such fees and expenses upon request, and further providing that such fees and expenses shall not exceed $250,000 in the aggregate.

          (c) The parties acknowledge that the agreements contained in paragraphs (a) through (c) of this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay promptly any fee payable by it pursuant to this Section 7.3, then the Company shall pay to the Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime or base rate of Norwest Bank, N.A. from the date such payment was due under this Agreement until the date of payment.

          (d) "Company Business Combination" shall mean:

              (i) any merger, consolidation or other business combination as a result of which the shareholders of the Company would hold less than 50% of the voting securities outstanding following that transaction;

              (ii) the acquisition of 50% or more of the outstanding capital stock of the Company; or

              (iii) the acquisition of 50% or more of the assets of the Company and its Subsidiaries taken as a whole (including capital stock of any Subsidiary);

provided that solely for purposes of clause (b)(1) of the definition of Company Triggering Event, the percentage in clause (i) of this definition shall be deemed to be 75% and the percentage in clauses (ii) and (iii) of this definition shall be deemed to be 25%.


                                 ARTICLE VIII

                                 MISCELLANEOUS

          Section 8.1  No Survival of Representations and Warranties.  None of
                       ---------------------------------------------
the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, except for the agreements set forth in Article II, the provisions of Section 5.9,
Section 5.11 and this Section 8.1.

          Section 8.2  Expenses.  Subject to the provisions of Section 7.3, (a)
                       --------
whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that the expenses incurred in connection with (i) the preparation, filing, printing and mailing the Proxy Statement (including registration and filing fees relating thereto) shall be paid by the Company and (ii) the fee related to the filing of a premerger notification notice to be submitted in accordance with the requirements of the HSR Act shall be paid 50% by Parent and 50% by the Company and (b) if the Merger is consummated, all transfer taxes shall be paid by the Company.

          Section 8.3  Counterparts; Effectiveness.  This Agreement may be
                       ---------------------------
executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

          Section 8.4  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the Laws of the State of Delaware, without regard to the principles of conflicts of Laws thereof.

          Section 8.5  Notices.  All notices and other communications hereunder
                       -------
shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.5 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 8.5 (or at such other address as may be provided in accordance with this section):

          To the Company:

          Precision Systems, Inc.
          11800 30th Court North
          St. Petersburg, Florida 33716
          Attn:  Kenneth M. Clinebell
          Telephone:  (727) 572-9300
          Facsimile:  (727) 573-9193

          copy to:
          Foley & Lardner
          100 North Tampa Street
          Suite 2700
          Tampa, Florida 33602
          Attn:  David L. Robbins
          Telephone:  (813) 225-4134
          Facsimile:  (813) 221-4210

          and

          Troutman Sanders LLP
          600 Peachtree Street N.E.
          Suite 5200
          Atlanta, Georgia 30308
          Attn:  James L. Smith III, Esq.
          Telephone:  (404) 885-3111
          Facsimile:  (404) 962-6687

          To Parent or MergerSub:

          Anschutz Digital Media, Inc.
          555 Seventeenth Street, Suite 2400
          Denver, Colorado 80202
          Attention:  Craig Slater
          Telephone:  (303) 298-1000

          Facsimile:  (303) 298-8881

          copy to:

          Hogan & Hartson L.L.P.
          One Tabor Center, Suite 1500
          1200 Seventeenth Street
          Denver, Colorado 80202
          Attention:  Steven A. Cohen
          Telephone: (303) 899-7300
          Facsimile: (303) 899-7333


     Section 8.6  Assignment; Binding Effect.  Neither this Agreement nor any of
                  --------------------------
the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties; provided however, that MergerSub may assign all of its rights and obligations under this Agreement and the transactions contemplated hereby to any other Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 8.7  Severability.  Any term or provision of this Agreement which
                  ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     Section 8.8  Enforcement of Agreement.  The parties hereto agree that money
                  ------------------------
damages or other remedy at Law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by Law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

     Section 8.9  Miscellaneous.  This Agreement:
                  -------------

          (a) along with the Confidentiality Agreement, Exhibits and Disclosure Schedules hereto, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof; and

          (b) except for the provisions of Section 5.9, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 8.10  Headings.  Headings of the Articles and Sections of this
                   --------
Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     Section 8.11  Certain Definitions.  References in this Agreement to
                   -------------------
"Subsidiaries" of the Company or Parent shall mean any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by the Company or Parent, as the case may be. References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in the Agreement to "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a governmental body or authority.

     Section 8.12  Knowledge.  Reference to the "knowledge" of any person that
                   ---------
is not an individual shall be to the knowledge of the executive officers of such person and, with respect to representations and warranties made or deemed to be made as of the Closing Date, unless expressly limited to a specified date of this Agreement, shall include knowledge obtained at any time after the date hereof and prior to the Closing Date.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                    ANSCHUTZ DIGITAL MEDIA, INC.



                                    By: /s/ Craig D. Slater
                                        ----------------------------------
                                        Name: Craig D. Slater
                                              ----------------------------
                                        Title: Vice President
                                               ---------------------------


                                    PS ACQUISITIONS, INC.



                                    By: /s/ Craig D. Slater
                                        ----------------------------------
                                        Name: Craig D. Slater
                                              ----------------------------
                                        Title: Vice President
                                               ---------------------------


                                    PRECISION SYSTEMS, INC.


                                    By:___________________________________
                                       Name:______________________________
                                       Title:_____________________________

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                    ANSCHUTZ DIGITAL MEDIA, INC.



                                    By:___________________________________
                                        Name:_____________________________
                                        Title:____________________________


                                    PS ACQUISITIONS, INC.



                                    By:___________________________________
                                        Name:_____________________________
                                        Title:____________________________


                                    PRECISION SYSTEMS, INC.



                                    By:/s/ Kenneth M. Clinebell
                                       ----------------------------------
                                        Name: Kenneth M. Clinebell
                                              ---------------------------
                                        Title: CFO
                                               --------------------------

________________________________________________________________________________


                              FIRST AMENDMENT TO
                         AGREEMENT AND PLAN OF MERGER

                                     among

                         ANSCHUTZ DIGITAL MEDIA, INC.,

                             PS ACQUISITIONS, INC.

                                      and

                            PRECISION SYSTEMS, INC.

                          Dated as of April 16, 1999

________________________________________________________________________________

                              FIRST AMENDMENT TO
                         AGREEMENT AND PLAN OF MERGER

     This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of April 16, 1999 (this "Amendment"), by and among Anschutz Digital Media, Inc., a Colorado corporation ("Parent"), PS Acquisitions, Inc., a Delaware corporation ("MergerSub"), and Precision Systems, Inc., a Delaware corporation (the "Company"), amends that certain Agreement and Plan of Merger among Parent, MergerSub and the Company dated as of March 16, 1999 (the "Merger Agreement").

                                   RECITALS

          A. Parent, MergerSub and the Company wish to amend the Merger Agreement in accordance with Section 5.14 thereof in order to provide that the Company, rather than MergerSub, will be the surviving corporation in the Merger.

                                                            B.  Capitalized
terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                                   AGREEMENT

          NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto amend the Merger Agreement as follows:

          1. Section 1.1 of the Merger Agreement is amended in its entirety to read as follows:

              "Section 1.1  The Merger.  Upon the terms and subject to the
                            ----------
     conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), MergerSub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of MergerSub shall cease and the Company shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL."

          2. The parties agree that any and all other changes to the Merger Agreement necessary to reflect the Company as the surviving corporation under the Merger Agreement are deemed made hereby.

          3. The parties waive the requirement in Section 5.14 of the Merger Agreement that the modification of the structure of the Merger be made within 10 business days of the date of the Merger Agreement.

          4. Other than the amendments and modifications specifically contained herein, the Merger Agreement remains in full force and effect.

                                  SIGNATURES

     IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the date first written above.

                              ANSCHUTZ DIGITAL MEDIA, INC.


                              By: /s/  Craig D. Slater
                                       --------------------------------
                              Name:    Craig D. Slater
                                       --------------------------------
                              Title:   Vice President
                                       --------------------------------


                              PS ACQUISITIONS, INC.


                              By: /s/  Craig D. Slater
                                       --------------------------------
                              Name:    Craig D. Slater
                                       --------------------------------
                              Title:   Vice President
                                       --------------------------------


                              PRECISION SYSTEMS, INC.


                              By: /s/  Kenneth M. Clinebell
                                       --------------------------------
                              Name:    Kenneth M. Clinebell
                                       --------------------------------
                              Title:   Chief Financial Officer
                                       --------------------------------

                                                                      APPENDIX B

                            William Blair & Company
                           Limited Liability Company



                                                  March 15, 1999


Board of Directors
Precision Systems, Incorporated
11800 30th Court North
St. Petersburg, Florida  33716

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the existing common stockholders, other than those affiliated with Anschutz Digital Media, Inc. ("ADMI") (collectively, the "Common Stockholders") of Precision Systems, Inc. (the "Company" or "PSI") of the new transaction (the "New Transaction") contemplated by the terms of the Revised Offer Terms letter dated as of February 22, 1999 (the "Letter of Intent"), by ADMI. The Letter of Intent provides for and contemplates, among other things, the merger of PSI with and into ADMI with each share of capital stock of PSI and each of the promissory notes of PSI issued September 3, 1997 being converted into cash in the merger as follows: (i) each share of common stock outstanding on the closing date would be converted into the right to receive $1.00 per share; (ii) each share of Series A Preferred Stock and Series B Preferred Stock outstanding on the closing date would be converted into the right to receive an amount equal to its liquidation preference plus the accumulated and unpaid dividends on such share on the closing date; and (iii) each promissory note would be converted into the right to receive an amount equal to the principal balance and accrued interest on the closing date.

In connection with our review of the New Transaction and the preparation of our opinion herein, we have examined: (a) a draft dated February 22, 1999 of the Letter of Intent; (b) the unaudited historical financial statements of the Company for the fiscal year ended December 31, 1998; (c) the audited historical financial statements of the Company for the fiscal year ended December 31, 1997, four months ended December 31, 1996, and the five fiscal years ended August 31, 1996; (d) certain internal financial information including various forecast scenarios prepared by the Company's management; and, (e) certain other public and non-public information available concerning the Company. We have also held discussions with members of senior management and directors of the Company and their advisors, as well as representatives of ADMI with respect to the terms of the Letter of Intent to discuss the foregoing and have considered other matters which we have deemed relevant to our inquiry.

We have not assumed responsibility for the accuracy and completeness of any financial or other information and have not attempted to verify independently any of such information, nor have we made or obtained an independent appraisal of the assets of the Company. We have relied on a report by Finley, Colmer & Company to the Board of Directors, which outlines the potential outcomes of a bankruptcy reorganization scenario and concludes that the prospects for Common Shareholders under any such reorganization scenario are worse than under the New Transaction. Additionally, we have relied on the oral advice of Company counsel, Foley & Lardner, that any claim against Speer Communications in connection with its previously signed agreement with the Company would result in protracted and expensive litigation with an unpredictable but most likely unfavorable outcome, and therefore, with your consent, we have assumed it has no value. With respect to financial forecasts, we have assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. Our opinion herein is based upon circumstances existing and disclosed to us and can be evaluated only as of the date of this letter.

Board of Directors                    -2-                         March 15, 1999
Precision Systems, Incorporated

In rendering our opinion, we have assumed that the New Transaction will be consummated on the terms described in the Letter of Intent, without any material modifications.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including (a) historical revenues, operating earnings (losses), operating cash flows, net losses, working capital position (positive or negative), capitalization and retained earnings (deficit) of the Company; (b) the current financial position and results of operations of the Company; (c) the historical market prices and trading volumes of PSI common stock; and (d) the general condition of the securities markets.

William Blair & Company has been engaged in the investment banking business since 1935. We undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. For our services relating to the New Transaction, including the rendering of this opinion, the Company will pay us a fee and indemnify us against certain liabilities. In the ordinary course of business, we may for our own account and the accounts of our customers at any time hold a long or short position in the securities of the Company.

This opinion is for the sole use and benefit of the Board of Directors of the Company. Our opinion is limited to the fairness, from a financial point of view, of the New Transaction to the Common Stockholders. We do not address the merits of the underlying decision by the Company to engage in the New Transaction and this opinion does not constitute a recommendation of how any Common Stockholder should vote at any meeting of stockholders of the Company to consider the New Transaction. This opinion may be reproduced in full in any Proxy or Information Statement delivered to the Common Stockholders but may not otherwise be disclosed or referred to without our prior written consent.

We are not expressing any opinion hereby as to the prices at which the PSI common stock will trade following the announcement of the New Transaction, which may vary depending upon, among other factors, changes in interest rates, currency exchange rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the New Transaction is fair, from a financial point of view, to the Common Stockholders.

                                             Very truly yours,



                                             /s/ William Blair & Company
                                             -----------------------------------
                                             WILLIAM BLAIR & COMPANY, L.L.C.

                                                                      APPENDIX C

                          FINLEY, COLMER AND COMPANY
                       A Subsidiary of The Finley Group


March 12, 1999


Board of Directors
Precision Systems, Inc.

Finley, Colmer and Company is pleased to submit its report to the Board of Directors of Precision Systems, Inc. ("the Company") regarding our findings concerning financial alternatives for the Company. In accordance with our engagement letter, we evaluated the likelihood of a successful reorganization assuming the Company files a petition under Chapter 11 of the Bankruptcy Code. We assisted management in their efforts to prepare a financial forecast for expected post-petition operating results assuming a petition is filed. We also made an assessment of financing requirements during Chapter 11 proceedings and formulated an opinion regarding expected equity value assuming the Company filed for Chapter 11 reorganization.

The Plan
--------

For the Company to achieve a successful exit from bankruptcy it would have to generate positive operating results prior to plan confirmation, at least on a cash basis. This would be necessary in order to attract investment capital or the interest of a strategic partner, as will be discussed below. As currently constituted, the Company today does not have highly competitive, web-based product offerings and its current technologies and services have a remaining economic life of only 2 to 3 years.

As discussed under Chapter 11 issues below, it is probable that operating results in a bankruptcy proceeding would be negative. The Company's 1999 forecast of this scenario projects negative EBITDA will exceed $3.0 million during the forecast period. It is our belief that even these results may be optimistic, as wholesale defection of key personnel or customers are not contemplated.

The Company has failed over the last several years to update and adapt its products and services to the Internet or other solutions sought by many potential customers. In part, this is a function both of lack of capital and management focus. Even though approximately $14.5 million has been raised from its three largest shareholders since April, 1997, the Company has continued to lose significant money and is several years away from introducing next-generation products. Today, management and outside consultants familiar with the present situation estimate that new investment of at least $20.0 million would be required to fund losses and develop new technology platforms over the next 24 months.

These funds will not be generated by the Company, and it is hard to imagine that unrelated investors would find this opportunity appealing.

Chapter 11 Issues
-----------------

Bankruptcy proceedings are generally regarded as the last resort for a business whose financial condition has deteriorated to a point that its going concern value cannot be preserved absent protection from its creditors. The primary concept behind Chapter 11 is that a business is granted temporary relief from paying its creditors so that it can reorganize and emerge from bankruptcy as a viable business. It is presumed that such relief will give management an opportunity to preserve the most value for all interested parties, which includes both creditors and equity holders.

Under Chapter 11 proceedings, the Board of Directors usually remains in control of the Company's assets and the business continues to operate until management formulates a reorganization plan that is acceptable to the parties-in-interest. Even though management may have the best of intentions to reorganize the business, most companies that file Chapter 11 are later converted to Chapter 7 and liquidated. Generally, this occurs because management is unable to overcome poor operating performance and Chapter 11 proceedings are very expensive. In these circumstances, operating losses continue to mount and financial liquidity evaporates. If this occurs, the only remaining alternative is to liquidate the business with creditors receiving little if any value for their claims and equity holders receiving nothing. It is our concern that the Company would find itself in a similar situation if the Board of Directors attempted to reorganize the Company using the protection of Chapter 11. It is likely that bankruptcy proceedings would only provide immediate protection from the Company's creditors, not long-term value for the parties-in-interest.

As mentioned earlier, we assisted management in the preparation of an operating forecast assuming the Company filed for protection under Chapter 11 of the Bankruptcy code. Our findings included the following:

     Operating Losses - the operating forecast suggests that operating losses would likely exceed $7 million for the year ending December 31, 1999. The forecast assumes that sales decline during the year for two primary reasons: The loss of technical personnel and customers. Software technicians are in high demand and the labor market is very competitive in San Jose, Toronto, St. Petersburg and London, the Company's primary recruiting areas. Absent a plan to quickly rehabilitate the Company, the forecast assumes the Company's most productive personnel will begin to leave immediately after the filing. Customers, many of who have already voiced concern about the financial stability of the Company, will seek alternative providers. The Company has a history of operating losses and any significant loss of its customer base would be fatal to a reorganization effort. Operating losses are further exacerbated by expenses associated with reorganization proceedings.

     Liquidity - the operating forecast suggests that cash flow generated by operations may be sufficient to support operations during the second and third quarters of 1999. Absent post-petition financing, the Company could not continue normal operations during the fourth quarter period. Typically, post-petition financing arrangements would be in the form of an asset-based facility that is secured by the Company's accounts receivable. In our opinion, it would be very difficult to secure post-petition financing because a majority of the accounts receivable are due from foreign customers. If financing could be secured, it would be limited and very expensive.

     Operating Control - as mentioned earlier, the Board of Directors usually remains in control of the business assets and continues normal operations until management formulates a reorganization plan. A large part of the operating assets are owned by Vicorp N.V., a foreign corporation headquartered in The Netherlands. It is likely that the Board of Directors of the Company would lose control of this foreign subsidiary because insolvent companies in Europe are normally placed under control of a Trustee. If this occurs, it is likely that the Trustee will not attempt to reorganize the business but rather initiate immediate liquidations proceedings. Liquidation analyses prepared by Finley, Colmer and Company suggest that liquidation would be devastating not only to the equity holders, but to the creditors as well.

Based on our findings, it does not appear that Chapter 11 is an appropriate vehicle to reorganize the financial affairs of the Company.

Summary
-------

To summarize, the Company has lost over $100 million since its inception, and today markets outdated and uncompetitive technology. Its key personnel relationships are tenuous at best, and Company executives estimate it would take at least 6 months to recruit top-level technologists to support new development efforts. Operations are expected to remain negative; management ranks have been decimated. Previous efforts to locate strategic partners or investment capital have failed, and the Company during these efforts was not burdened by the debt load it presently has, not to mention a new Debtor-in-Possession credit facility that would be required to fund operations through bankruptcy. While the history of this enterprise and its debt make it unattractive for outside investors, the Company also lacks the resources necessary to continue operations under a viable plan. Given this situation, we believe that neither liquidation value or reorganization value in a bankruptcy scenario would be sufficient to provide equity holders with any consideration.

FINLEY, COLMER AND COMPANY

/s/ Peter W. Colmer
Peter W. Colmer
President

                                                                      Appendix D


     Section 262 of the Delaware General Corporation Law --Appraisal Rights
     ----------------------------------------------------------------------

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264 of
this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S) (S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to (S) 228 or (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more that 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after the expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in

Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                            Precision Systems, Inc.

Revocable Proxy for July 9, 1999 Special Meeting of Shareholders - Common Stock

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRECISION SYSTEMS, INC.


     The undersigned hereby appoints Kenneth M. Clinebell, Secretary of Precision Systems, Inc. and Carla K. Luke, Controller of Precision Systems, Inc. (the "Company"), proxy with full power of substitution, to vote all shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the Company's executive offices at 11800 30/th/ Court North, St. Petersburg, Florida 33716, at 10:00 a.m. local time on July 9, 1999, or at any adjournment thereof, as follows, hereby revoking any proxy previously given.

     1. A proposal to approve and adopt an Agreement and Plan of Merger dated as of March 15, 1999, as amended, by and among Precision Systems, Inc., Anschutz Digital Media, Inc. and its wholly-owned subsidiary, PS Acquisitions, Inc.

                    [_] FOR        [_] AGAINST         [_] ABSTAIN

     2. To act upon, as determined in the best judgement of the Secretary and the Controller of the Company, who will serve as proxy agents, such other matters as may properly come before the special meeting.

                    [_] FOR        [_] AGAINST         [_] ABSTAIN

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2

     Shares represented by this proxy will be voted as directed by the shareholder. If no direction is supplied, the proxy will be voted "FOR" proposals 1 and 2.

     All as set out in the Notice and Proxy Statement relating to the special meeting, receipt of which is hereby acknowledged.



                              Dated: _____________________________________, 19__

                              __________________________________________________
                              Signature

                              __________________________________________________
                              Signature
                              (Please sign exactly as name appears at left. If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate.)
                                Votes MUST be indicated in Black or Blue Ink.